SCHEDULE 14A
(Rule 14a–101)

INFORMATION REQUIRED IN A PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a party other than the Registrant  ☐

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☑           Definitive Proxy Statement
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☐           Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

PREMIER FINANCIAL BANCORP, INC.
(Name of Registrant as Specified in Its Charter)

________________________________________________________
(Name of Person Filing Proxy Statement, if other than Registrant)

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PREMIER FINANCIAL BANCORP, INC.
2883 5th Avenue
Huntington, West Virginia 25702
________________

NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD

JUNE 20, 2012
________________

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Premier Financial Bancorp, Inc. will be held at the Pullman Plaza Hotel located at 1001 3rd Avenue, Huntington, West Virginia on Wednesday, June 20, 2012 at 10:30 a.m. (EDT) for the following purposes:

(1)	To elect the nine (9) nominees named in the accompanying proxy statement as directors to serve until the 2013 Annual Meeting of Shareholders and until their successors are elected and qualified;

(2)	To approve the Premier Financial Bancorp, Inc. 2012 Long Term Incentive Plan;

(3)	To ratify the appointment of Crowe Horwath, LLP as the Company’s independent accountants for the 2012 fiscal year;

(4)	To consider and approve the Company’s executive compensation in an advisory vote; and

(5)	To transact such other business as may properly come before the meeting.

The Board of Directors has set the close of business on May 2, 2012 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.  Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 20, 2012.  The 2012 Proxy Statement and the Annual Report to Shareholders for the year ended December 31, 2011 are also available at www.cfpproxy.com/4881.

EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES BY (1) COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY AND RETURNING IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE, (2) A TOLL-FREE TELEPHONE CALL TO THE NUMBER LISTED IN THE PROXY STATEMENT OR (3) USING THE INTERNET VOTING PROCEDURE DESCRIBED IN THE PROXY STATEMENT.  SHAREHOLDERS ATTENDING THE MEETING IN PERSON MAY VOTE IN PERSON THOUGH YOU HAVE PREVIOUSLY EXECUTED A PROXY.

By Order of the Board of Directors,
/s/ Toney K. Adkins.
Toney K. Adkins
Assistant Secretary

Huntington, West Virginia
May 17, 2012

PREMIER FINANCIAL BANCORP, INC.
2883 5th Avenue
Huntington, West Virginia 25702

________________

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD

JUNE 20, 2012
________________

INTRODUCTION

This Proxy Statement is being furnished to shareholders of Premier Financial Bancorp, Inc., a Kentucky corporation (the "Company" or “Premier”), in connection with the solicitation of proxies by the Board of Directors of the Company from holders of record of the Company's outstanding shares of common stock, no par value per share (the "Common Stock"), as of the close of business on May 2, 2012 for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Wednesday, June 20, 2012 at 10:30 a.m. (eastern daylight time) at the Pullman Plaza Hotel, 1001 3rd Avenue, Huntington West Virginia and at any adjournment or postponement thereof.   The approximate mailing date of this Proxy Statement was May 17, 2012.

PURPOSES OF THE ANNUAL MEETING

At the Annual Meeting, holders of shares of Common Stock will be asked to consider and vote upon the following matters:

(1)	The election of the nine nominees named in this proxy statement as directors of the Company who will serve until the 2013 Annual Meeting and until their successors are elected and qualified;

(2)	The approval of the Premier Financial Bancorp, Inc. 2012 Long Term Incentive Plan;

(3)	The ratification of the appointment of Crowe Horwath LLP as the Company's independent accountants for the fiscal year ending December 31, 2012;

(4)	To consider and approve the Company’s executive compensation in an advisory vote; and

(5)	The transaction of such other business as may properly come before the Annual Meeting.

The Board of Directors has unanimously recommended that shareholders vote "FOR" the election of the Board of Directors’ nine nominees for election as directors of the Company, "FOR" the approval of the Premier Financial Bancorp, Inc. 2012 Long Term Incentive Plan

"FOR" the ratification of the Audit Committee of the Board of Directors’ appointment of Crowe Horwath LLP as the Company's independent accountants, and “FOR” the approval of the advisory proposal on executive compensation.  As of the date of this Proxy Statement, the Board of Directors knows of no other business to come before the Annual Meeting.

VOTING RIGHTS AND PROXY INFORMATION

Only holders of record of shares of Common Stock as of the close of business on May 2, 2012 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.  Such holders of shares of Common Stock are entitled to one vote per share on any matter, other than the election of directors, that may properly come before the Annual Meeting.  In the election of directors, holders of Common Stock have cumulative voting rights whereby each holder is entitled to vote the number of shares of Common Stock held multiplied by nine (the number of directors to be elected at the Annual Meeting), and each holder may cast the whole number of votes for one candidate or distribute such votes among two or more candidates.  The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock as of the Record Date is necessary to constitute a quorum at the Annual Meeting.  As of the Record Date it is anticipated that 7,937,143 shares of Common Stock will be outstanding.

Those nominees for election to the Board of Directors receiving the nine highest number of votes in the election of directors will be elected to the Board.  The 2012 Long Term Incentive Plan will be approved if the votes cast in favor exceed the votes cast against approval.  The appointment of Crowe Horwath LLP as the Company's independent accountants for 2012 will be ratified if the votes cast in favor of ratification exceed the votes cast against ratification. The proposal on executive compensation will be approved in a non-binding advisory vote if the shares cast in favor exceed the votes cast against approval.

You can vote by (i) signing, dating and mailing the enclosed proxy card, (ii) by attending the annual meeting in person, or (iii) following the instructions on your notice for voting by telephone or on the internet.

All shares of Common Stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies.  If no instructions are indicated, such proxies will be voted for the election of the Board of Directors’ nine nominees as directors of the Company (or, if deemed appropriate by the individuals appointed in the proxies, cumulatively voted for less than all of the Board's nominees to ensure the election of as many of the Board's nominees as possible), for the approval of the 2012 Long Term Incentive Plan, for the ratification of the appointment of Crowe Horwath LLP as the Company's independent accountants and for approval of the proposal on executive compensation.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted.  Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares of Common Stock and delivering it to the Secretary of the Company at or before the Annual Meeting, (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy), or (iv) entering a later dated telephone call or internet vote (if initially able to vote in that manner) so long as the vote or voting direction is received by 3:00 a.m. eastern daylight time on June 19, 2012.  Any written notice revoking a proxy should be sent to the Company, to the attention of Toney K. Adkins, Assistant Secretary.

The Company will bear the cost of this solicitation.  In addition to solicitation by mail, the Company will request banks, brokers and other custodian nominees and fiduciaries to supply proxy material to the beneficial owners of Common Stock, and will reimburse them for their expenses in so doing.  Certain directors, officers and other employees of the Company, not specially employed for this purpose, may solicit proxies, without additional remuneration therefor, by personal meeting, mail, telephone, facsimile or other electronic means.

EFFECT OF NOT CASTING YOUR VOTE

If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors (Item 1 of this proxy statement), the approval of the 2012 Long Term Incentive Plan (Item 2 of this proxy statement) and the advisory proposal on executive compensation (Item 4 of this proxy statement).  In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, on long term incentive plans or on executive compensation, your bank or broker was allowed to vote those shares on your behalf in the election of directors and on executive compensation as they felt appropriate.

Current regulations take away the ability of your bank or broker to vote your uninstructed shares in the election of directors, on long term incentive plans and on executive compensation on a discretionary basis.  Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, on the approval of the 2012 Long Term Incentive Plan or on executive compensation, no votes will be cast on your behalf.  Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Item 3 of this proxy statement).

If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting.

ANNUAL REPORT

The Company's 2011 Annual Report, which includes audited consolidated financial statements, accompanies this Proxy Statement.  The Company will furnish without cost to any shareholder, upon request, a copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.  Requests should be in writing and directed to the Company, to the attention of Brien M. Chase, Chief Financial Officer.

PARTICIPATION IN TROUBLED ASSET RELIEF PROGRAM

On October 2, 2009, as part of the Troubled Asset Relief Program (“TARP”) Capital Purchase Program, the Company entered into a Letter Agreement and Securities Purchase Agreement (collectively, the “Purchase Agreement”) with the United States Department of the Treasury (“U.S. Treasury”).  Pursuant to the Purchase Agreement, the Company issued and sold to the U.S. Treasury 22,252 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, no par value, with a liquidation preference of one thousand dollars per share (the “Series A Preferred Stock”) and a ten-year warrant (the “Warrant”) to purchase 628,587 shares of the Company’s common stock, no par value, at an exercise price of $5.31 per share, for an aggregate purchase price of $22,252,000 in cash.

The Series A Preferred Stock is non-voting, but has class voting rights on (i) any authorization or issuance of shares ranking senior to the Series A Preferred Stock; (ii) any amendment to the rights of the Series A Preferred Stock; or (iii) any merger, consolidation, share exchange, reclassification or similar transaction which would adversely affect the rights of the Series A Preferred Stock.  In the event that the cumulative dividends described above are not paid in full for an aggregate of six dividend periods or more, whether or not consecutive, the authorized number of directors of Premier would automatically be increased by two and the holders of the Series A Preferred Stock would have the right to elect two directors.  The right to elect directors would end when dividends have been paid in full for four consecutive dividend periods.  As previously disclosed, through April 30, 2012, Premier has deferred two dividend payments on the Series A Preferred Stock.  Under a Written Agreement dated July 29, 2010, among Consolidated Bank and Trust Company, a wholly owned subsidiary of Premier; the Federal Reserve Bank of Richmond (“FRB”), the Virginia State Corporation Commission Bureau of Financial Institutions and Premier, the FRB denied Premier’s initial request to pay the November 15, 2010 and February 15, 2011 dividends.  Premier was subsequently granted permission to pay these two dividends along with the May 15, 2011 Series A dividend.  Premier has received permission to pay all subsequent dividends due through April 30, 2012.

The U.S. Treasury has agreed not to exercise voting power with respect to any common stock issued to it upon exercise of the Warrant.  The common stock will be issued from authorized but unissued common stock and thus will dilute the interests of existing Premier common shareholders.  As of December 31, 2011, the Warrant has not yet been exercised.

The Purchase Agreement also subjects the Company to certain of the executive compensation limitations included in the Emergency Economic Stabilization Act of 2008 (the “EESA”) as amended by the American Recovery and Reinvestment Act of 2009 (the “ARRA”) and as implemented by the Interim Final Rule regarding executive compensation and corporate governance published by the U.S. Treasury (the “Interim Final Rule”). In this connection, as a condition to the closing of the transaction, the Company’s Senior Executive Officers (as defined in the Purchase Agreement) (the “Senior Executive Officers”), (i) voluntarily waived any claim against the U.S. Treasury or the Company for any changes to such officer’s compensation or benefits that are required to comply with the regulation issued by the U.S. Treasury under the TARP Capital Purchase Program and acknowledged that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements as they relate to the period the U.S. Treasury owns the Preferred Stock of the Company; and (ii) entered into a letter with the Company amending the Benefit Plans with respect to such Senior Executive Officers as may be necessary, during the period that the Treasury owns the Preferred Stock of the Company, as necessary to comply with Section 111(b) of the EESA.

PRINCIPAL SHAREHOLDERS

As of March 15, 2012, the following individuals or entities reported beneficial ownership of Common Stock in excess of 5% of the Company's outstanding Common Stock:

NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED(1)	PERCENTAGE OF OUTSTANDING SHARES
Marshall T. Reynolds P.O. Box 4040 Huntington, West Virginia 25729	830,990	10.5%
John Sheldon Clark 1633 Broadway, 30th Floor New York, New York 10019	506,095	6.4%
_______________

(1)
The information contained in this column is based upon information furnished to the Company by the named individuals and the shareholder records of the Company.  Except where otherwise indicated, this column represents the number of shares beneficially owned, which includes shares as to which a person has sole or shared voting and/or investment power.

ELECTION OF DIRECTORS
(Item 1 on Proxy)

A board of nine directors of the Company is to be elected at the Annual Meeting, each of whom is to serve, subject to the provisions of the Company's bylaws, until the 2013 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified.  The names of the nominees proposed for election as directors, all of whom except Mr. Hatfield and Mr. Jackson are presently directors of the Company, are set forth below and the following information is furnished with respect to each:

Nominee	Age	Principal Occupation or Employment(1)	Director of Company Continuously Since

Toney K. Adkins	62
Retired, President and Chief Operating Officer, Champion Industries, Inc. (commercial printing and office supplies).  Prior to becoming President and Chief Operating Officer of Champion Industries in January 2005, Mr. Adkins served as its Vice President - Administration since 1996.

			7/12/91
Mr. Adkins’ long-term experience as President and Chief Operating Office of Champion Industries, Inc., a publicly traded company, provides insight on operational issues and business management.  Mr. Adkins is also a long-term director of one of the Company’s subsidiaries, Citizens Deposit Bank, and provides direct oversight at the local level.

Edsel R. Burns	61
President, Energy Services of America Corporation.  Prior to becoming President of Energy Services of America Corporation on October 1, 2008, Mr. Burns served as President of C. J. Hughes Construction Company from September, 2002.  He served as Chief Financial Officer of Genesis Health Systems from June 2001 until December 31, 2001.  He served as Chief Financial Officer of Central City Online from March 2000 to April 2001.  From January 1999 to March 2000 he was on the audit staff of Arnett and Foster, PLLC.  Prior to that, he worked in various financial positions with Banc One Corporation.

			7/19/00
Mr. Burns’ long-term experience in the financial services industry as well as his experience as a former Chief Financial Officer of a publicly traded bank holding company provides valuable insight to the Company’s strategic and operational decisions.  Mr. Burns has previously served as the Audit Committee’s financial expert.

Harry M. Hatfield	64	Attorney-at-law, Hatfield & Hatfield since 1973	Nominee
Mr. Hatfield’s long experience as an attorney provides insight to local lending as well as familiarity with the legal aspects of business.  Mr. Hatfield resides in the local community of one the Company’s subsidiaries, Premier Bank, Inc. He has served as Chairman of the Board of Premier Bank (and its predecessor Boone County Bank) since its formation by the Company in 1998, providing direct oversight at the local level.

Lloyd G. Jackson, II	59	President and CEO, Jackson Management Company (a natural gas production and operations management company)	Nominee
Mr. Jackson’s experience in the production of natural gas and operation of natural gas properties provides insight into one of West Virginia’s primary industries as well as the Company’s strategic and operational decisions. In addition, Mr. Jackson’s involvement as a director or trustee of many of West Virginia’s prominent non-profit and education organizations such as the Claude Worthington Benedum Foundation,  the West Virginia Board of Education, the Clay Center for the Arts and Sciences of West Virginia, West Virginia Wesleyan College, Vision Shared West Virginia and the Discover the Real West Virginia Foundation provide insight into the business and educational climate of the state. Mr. Jackson has served as a director the Company’s Premier Bank subsidiary (and its predecessor Boone County Bank) since its formation by the Company in 1998, providing direct oversight at the local level.

Nominee	Age	Principal Occupation or Employment(1)	Director of Company Continuously Since

Keith F. Molihan	69	Retired Executive Director, Ironton/Lawrence County Area Community Action Organization	9/14/99
Mr. Molihan’s career in local community economic development provides insight on lending decisions as well as business management.  As an extension of his economic development activities, Mr. Molihan helped to organize Ohio River Bank, which later became a subsidiary of the Company.  Mr. Molihan resides in the local community of Ohio River Bank, and continues to serve as the bank’s only Chairman of the Board.  Mr. Molihan also serves as a director of another subsidiary, Farmers Deposit Bank, providing direct oversight at the local level.

Marshall T. Reynolds	75
Chairman and Chief Executive Officer, Champion Industries, Inc.  Mr. Reynolds serves as the Company's Chairman of the Board.  From 1985 to November 1993, Mr. Reynolds also served as Chairman of the Board of Directors of Bank One West Virginia, N.A. (and its predecessor, Key Centurion Bancshares, Inc.).

			1/19/96
Mr. Reynolds is an entrepreneur in many industries in addition to the financial services industry.  He owns stock in many banks both regionally and nationally.  His banking experience as well as his other industry experience provide unique insight in setting the Board’s agenda as well as lending decisions, business management and expansion strategies for the Company.  Mr. Reynolds serves as a director of one of the Company’s subsidiaries, Citizens Deposit Bank, providing direct oversight at the local level.  Mr. Reynolds also served as a director of another of the Company’s subsidiaries, Adams National Bank, until that bank was merged into Premier Bank on April 8, 2011.

Neal W. Scaggs	76	President, Baisden Brothers, Inc.	9/8/98
Mr. Scaggs is a retired entrepreneur in the retail auto parts industry.  He has served and continues to serve on the Board of Directors of various publicly traded companies.  His business acumen as well as his participation on the boards of other publicly traded companies provides insight on lending decisions and business management.  Mr. Scaggs resides in the local community of one the Company’s subsidiaries, Boone County Bank, and served as a director of that bank through March 2011, providing direct oversight at the local level.

Robert W. Walker	65
President and Chief Executive Officer of the Company.  Prior to becoming the President and Chief Executive Officer of the Company, Mr. Walker was President of Boone County Bank, Inc.(now Premier Bank, Inc.) from September 1998 to October 2001.  Prior to that, Mr. Walker was a regional president at Bank One West Virginia N.A
.
			10/17/01
Mr. Walker has a 30+ year banking career in West Virginia.  He is a past Chairman of the West Virginia Bankers Association.  He also serves as a director at each of the Company’s subsidiary banks.  His broad banking experience and leadership skills provide lending insight as well as management skills for the Company.

Thomas W. Wright	58	Owner and Chairman, NexQuest, Inc. (management company)	4/18/01
Mr. Wright is a business entrepreneur in many industries including restaurant ownership and waste management.  He has also served as a director of other publicly traded companies.  His business acumen as well as his participation on the board’s of other publicly traded companies provides insight on staff management and business management.

(1)	Except where otherwise indicated, this principal occupation or employment has continued during the past five years.

The Company’s Board of Directors recommends that shareholders vote "FOR" the election of each of the Company's nominees for election as a director.

The Board of Directors does not contemplate that any of the nominees will be unable to accept election as a director for any reason.  However, in the event that one or more of such nominees is unable or unwilling to serve, the persons named in the proxies or their substitutes shall have authority, according to their judgment, to vote or to refrain from voting for other individuals as directors.

    The Nominating Committee of the Board of Directors considers nominations of candidates for election as directors.  The Company's bylaws establish an advance notice procedure for shareholders to make nominations of candidates for election as directors (the "Shareholder Notice Procedure").  The Shareholder Notice Procedure provides that only persons who are nominated by, or at the direction of, the Board of Directors, or by a shareholder who has given timely written notice to the Secretary of the Company prior to the meeting at which directors are to be elected, will be eligible for election as directors of the Company.  Under the Shareholder Notice Procedure, to be timely, notice of shareholder nominations to be made at an annual or special meeting must be received by the Company not less than 14 days nor more than 50 days prior to the scheduled date of the meeting (or, if less than 21 days notice of the date of the meeting is given, the 7th day following the day such notice was given).

Under the Shareholder Notice Procedure, a shareholder's notice to the Company proposing to nominate a person for election as a director must contain certain information, including, without limitation, the identity and address of the nominating shareholder, the number of shares of Common Stock that are owned by such shareholder and the name and address of the proposed nominee.  If the Chairman of the Board or other officer presiding at a meeting determines that a person was not nominated in accordance with the Shareholder Notice Procedure, such person will not be eligible for election as a director.
By requiring advance notice of nominations by shareholders, the Shareholder Notice Procedure affords the Nominating Committee of the Board of Directors an opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Nominating Committee, to inform shareholders about such qualifications.

CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS

Board Meetings and Committees
During 2011, the full Board of Directors met twelve times, the Compensation Committee met four times, the Information Technology Committee met four times, the Nominating Committee met once, and the Audit Committee met eleven times.  Each director attended seventy-five percent or more of all meetings of the Board of Directors and committees of the Board on which he serves, except Mr. Holder, who attended over 73% of the meetings.  The Company strongly encourages all members of the Board of Directors to attend the annual meeting of shareholders each year.  At the prior year's annual shareholder meeting all directors were in attendance.
The Board of Directors consists of a majority of "independent directors" as such term is defined in the Nasdaq Stock Market Marketplace Rules.  The Board of Directors has determined that Hosmer A. Brown, III, E.V. Holder, Jr., Keith F. Molihan, Neal W. Scaggs and Thomas W. Wright are independent directors.  The independent directors met twice in executive session during 2011.

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board.  Currently, the Board has determined that separating the roles of Chairman and Chief Executive Officer is in the best interest of the Company’s shareholders at this time.  This structure permits the Chief Executive Officer to focus on the management of the company’s day-to-day operations and ensures a greater role for the Chairman in setting agendas, establishing priorities, and fulfilling the Board’s roles and responsibilities on behalf of the shareholders.

The Board of Directors has adopted a formal policy by which shareholders may communicate with members of the Board of Directors by mail addressed to an individual member of the Board, to the full Board, or to a particular committee of the Board, at the following address: c/o Premier Financial Bancorp, Inc., 2883 5th Avenue, Huntington, West Virginia 25702.

The Board of Directors has three standing committees: a Compensation Committee, a Nominating Committee and an Audit Committee.

Board Role in Risk Oversight
The Company faces a variety of risks including credit risk, liquidity risk, operational risk and reputational risk.  An effective risk management system will identify the material risks the Company faces in a timely manner, communicate necessary information to senior executives and the Board related to those material risks, implement appropriate and responsive strategies to manage those risks, and integrate the process of risk management into regular decision-making.  The Board has designated the Audit Committee to take the lead in overseeing risk management as the Committee regularly reviews the Company’s internal audit reports, independent compliance audit reports, regulatory examination reports and financial information of the Company.  In addition to the Audit Committee, the Board encourages management to promote a corporate culture that incorporates risk management into the Company’s strategies and day-to-day operations.  Certain Directors are also members of some of the subsidiary banks’ local Board of Directors to independently assess first hand the application of risk management processes at the subsidiary bank level.

Compensation of the Board of Directors
Directors who are not full time employees of the Company or any subsidiary receive fees of $1,000 a month for their services.  Board members are also reimbursed for expenses incurred in connection with their services as directors.  Directors receive no compensation for attending committee meetings.

Security Ownership by Directors and Officers
The following table sets forth certain information concerning ownership of Premier’s Common Stock as of March 31, 2012 by (i) each of the directors, (ii) each nominee for director, (iii) each executive officer, and (iv) all directors and executive officers as a group. Except as otherwise noted, each beneficial owner listed below has sole voting and investment power with respect to the shares listed next to the owner’s name.

Name of Beneficial Owner	Common Stock Beneficially Owned as of 3/31/2012(1)	Exercisable Options to Acquire Additional Common Stock as of 3/31/2012(2)	Percentage Of Outstanding Shares

Toney K. Adkins, Director	7,191		*
Hosmer A. Brown, III, Director (3)	65,791		*
Edsel R. Burns, Director (4)	787		*
Harry M. Hatfield, Nominee for Director (5)	13,000		*
E.V. Holder, Jr., Director	16,720		*
Lloyd G. Jackson, II, Nominee for Director	13,775		*
Keith F. Molihan, Director	5,826		*
Marshall T. Reynolds, Chairman of the Board (6)	830,990		10.5%
Neal W. Scaggs, Director (7)	113,230		1.4%
Robert W. Walker, Director & Chief Executive Officer (8)	51,763	42,750	1.2%
Thomas W. Wright, Director	45,305		*
Brien M. Chase, Chief Financial Officer (9)	1,013	28,168	*
Dennis J. Klingensmith, Senior Vice President	2,758	24,667	*
Scot A. Kelley, Vice President, Credit Administration	1,318	9,984	*
Katrina Whitt, Vice President, Human Resources	0	9,984	*
All directors and executive officers as a group (13 in number)	1,142,692	115,553	15.9%
_______________

* The percentage of outstanding shares beneficially owned is less than 1%.

(1)
The information contained in this column is based upon information furnished to the Company by the named individuals and the shareholder records of the Company.  Except where otherwise indicated, this column represents the number of shares beneficially owned, which includes shares as to which a person has sole or shared voting and/or investment power.

(2)	Includes options that are exeercisable or will become exercisable within 60 days of March 31, 2012

(3)	Includes 6,340 shares owned by spouse.

(4)	Joint voting and investment power shared with spouse.

(5)	Includes 12,500 shares joint voting and investment power shared with spouse.

(6)
Includes 67,830 shares owned directly by spouse, with respect to which reporting person has no voting or investment power; 35,286 shares owned by controlled organizations, and 100,836 jointly held with spouse.  Mr. Reynolds has pledged 406,870 shares as collateral.

(7)	Includes 25,301 shares owned by spouse, with respect to which reporting person has no voting or investment power.

(8)	Includes 9,409 shares owned by spouse, with respect to which reporting person has no voting or investment power.

(9)	Includes 194 shares owned by spouse, with respect to which reporting person has no voting or investment power.

Other Directorships
The Company's Chairman of the Board, Marshall T. Reynolds, serves as a director of the following publicly held companies or banks whose shares are registered under the Securities Exchange Act of 1934: Champion Industries, Inc., Huntington, West Virginia; First Guaranty Bank, Hammond, Louisiana;, and Energy Services of America Corporation., Huntington, West Virginia.  He also served as a director of Portec Rail Products, Inc., Pittsburgh, Pennsylvania, which until January 13, 2011 had a class of securities registered pursuant to the Securities Exchange Act of 1934, had served as a director of Abigail Adams National Bancorp, Inc. (“Abigail Adams”), Washington, D.C., which until October 1, 2009 had a class of securities registered pursuant to the Securities Exchange Act of 1934; and also served as a director of First State Financial Corporation, Sarasota Florida, which until August 31, 2009, had a class of securities registered pursuant to the Securities Exchange Act of 1934.  Directors Neal W. Scaggs and Thomas W. Wright also served as directors of Portec Rail Products, Inc. and as directors of First State Financial Corporation.  Directors Scaggs, Keith F. Molihan and Edsel R. Burns also serve as directors of Energy Services of America Corporation.  In addition, director Scaggs is also a director of Champion Industries, Inc.

Nominating Committee
The Nominating Committee nominates individuals to serve on the Company’s Board of Directors, to serve on other committees of the Board of Directors, and to serve on the boards of directors of the Company’s subsidiaries.  The Nominating Committee currently consists of Messrs Scaggs, Molihan and Holder, all of whom are independent directors as defined in the Nasdaq Stock Market Marketplace Rules.  A copy of the Nominating Committee charter was attached as Exhibit A to the 2010 annual meeting proxy statement.

The Company does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Nominating Committee strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee the Company’s business.  When considering a potential director candidate, the Nominating Committee evaluates the entirety of each candidate’s experience and qualifications.  The Committee looks for personal and professional integrity, demonstrated ability and judgment and business experience.  The Nominating Committee will review and consider director nominees recommended by shareholders.  There are no differences in the manner in which the Nominating Committee evaluates director nominees based on whether the nominee is recommended by a shareholder.

Audit Committee
The Audit Committee meets with the Company’s financial management, internal auditors and independent auditors and reviews the accounting principles and the scope and control of the Company’s financial reporting practices.  The Audit Committee makes reports and recommendations to the Board with respect to audit matters and oversees the internal audit function, reviews the internal audit reports, and provides direction for the resolution of internal audit findings and recommendations.  The Audit Committee also recommends to the Board the appointment of the firm selected to be independent certified public accountants for the Company and monitors the performance of such firm; reviews and approves the scope of the annual audit and evaluates with the independent certified public accountants the Company's annual audit and annual consolidated financial statements; and reviews with management the status of internal accounting controls and internal audit procedures and results.

The Audit Committee consists of Messrs. Brown, Scaggs, Wright and Molihan.  The Audit Committee is required to have and will continue to have at least three members, all of whom must be "independent directors" as defined in the Marketplace Rules of the Nasdaq Stock Market.

The Board determined that Messrs. Brown, Scaggs, Molihan, and Wright are financially literate in the areas that are of concern to the Company, and are able to read and understand fundamental financial statements.  The Board has also determined that Messrs. Brown, Scaggs, Molihan, and Wright each meet the independence requirements set forth in the Marketplace Rules of the Nasdaq Stock Market.

The Securities and Exchange Commission ("SEC") has adopted rules to implement certain requirements of the Sarbanes-Oxley Act of 2002 pertaining to public company audit committees.  One of the rules adopted by the SEC requires a company to disclose whether it has an "audit committee financial expert" serving on its audit committee.

From May 1, 2005 to October 1, 2008, Director Edsel R. Burns served as the audit committee financial expert under the rules adopted by the SEC.  During that time, the Board also determined that Mr. Burns met the independence requirements set forth in the Marketplace Rules of the Nasdaq Stock Market.  However, on October 1, 2008, Director Burns became President of Energy Services of America Corporation, a publicly traded company of which Marshall T. Reynolds is Chairman.  The Company’s Board of Directors believes that in his capacity as President of Energy Services of America Corporation, Director Burns is no longer an independent director of Premier.  As such, Mr. Burns resigned from the Audit Committee.  Based on its review of the criteria of an audit committee financial expert under the rule adopted by the SEC the Board of Directors does not believe that any other member of the Board of Directors' Audit Committee could be described as an audit committee financial expert.  The Board has not yet determined whether to search for an audit committee financial expert to replace Mr. Burns or the appropriate process for such search.

The Company’s Board of Directors has adopted a written charter for the Audit Committee of the Board.  A copy of the written Audit Committee charter was attached as Exhibit B to the 2010 annual meeting proxy statement.  Please review the Audit Committee Report below.

Audit Committee Report
It is the responsibility of management to prepare the financial statements and the responsibility of Crowe Horwath LLP, the Company’s independent auditors, to audit the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States).

In connection with its review of the Company’s financial statements for 2011, the Audit Committee:

•	Has reviewed and discussed the audited financial statements with management;

•
Has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards (SAS) 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•
Has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the audit committee concerning independence, and has with the independent accountant the independent accountant’s independence.

The Audit Committee also discussed with management and the independent auditors the quality and adequacy of the Company’s internal controls and considered the internal audit function’s organization, responsibilities, budget and staffing.  The Committee reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Premier Financial Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2011.

Members of the Audit Committee:

/s/ Keith F. Molihan, Chairman

/s/ Neal W. Scaggs

/s/ Hosmer A. Brown, III

/s/ Thomas W. Wright

Compensation Committee
The Compensation Committee consists of Messrs. Wright, Scaggs and Molihan, all of whom are independent directors as defined in the Nasdaq Stock Market Marketplace Rules. The Committee reviews and determines salaries and other benefits for executive and senior management of the Company and its subsidiaries, reviews and determines the employees to whom stock options are to be granted and the terms of such grants, and reviews the selection of officers who participate in incentive and other compensation plans and arrangements. The Committee establishes the management compensation policy and the general compensation policies of the Company.

The TARP Purchase Agreement subjects the Company to certain of the executive compensation limitations included in the EESA.  As part of the Purchase Agreement, the Company adopted the U.S. Treasury’s standards for executive compensation and corporate governance for the period during which the U.S. Treasury owns any securities acquired from the Company pursuant to the Purchase Agreement or upon exercise of the Warrant.  These standards are set forth in the American Recovery and Reinvestment Act of 2009 (the “ARRA”) and an interim final rule promulgated by the U.S. Treasury under 31 CFR Part 30 on June 15, 2009 and amended on December 7, 2009 (collectively, the “Interim Final Rule.”)  The executive compensation and corporate governance standards under the ARRA and the Interim Final Rule remain in effect during the period in which any obligation arising from financial assistance provided under TARP remains outstanding, excluding any period during which the U.S. Treasury holds only the Warrant (the “ARRA Covered Period”).  These standards generally apply to our named executive officers and the next twenty highest paid individuals in the Company.  Specifically, the standards prohibit Mr. Walker, as the highest paid individual in the Company, from receiving any cash bonuses or stock option grants during the “ARRA Covered Period” so long as he remains the highest paid individual in the Company.

ARRA and the Interim Final Rule require the Compensation Committee of the Company to meet at least every six months and take the following actions:

•
Discuss, evaluate and review all Senior Executive Officer Compensation Plans (as defined in the Interim Final Rule) with the Company’s senior risk officers to ensure that the Senior Executive Officer Compensation Plans do not include incentives for the Senior Executive Officers (as defined in the Interim Final Rule) of the Company to take unnecessary and excessive risks that could threaten the Company’s value.

•
Discuss, evaluate and review all Employee Compensation Plans (as defined in the Interim Final Rule) with the Company’s senior risk officers in light of the risks (including the short-term and long-term risks) posed to the Company by such Employee Compensation Plans and how to limit such risks, and

•
Discuss, evaluate and review all Employee Compensation Plans and identify and eliminate features in the Employee Compensation Plans that could encourage the manipulation of reported earnings of the Company to enhance the compensation of any employee.

The Compensation Committee is required to both disclose the results, and certify completion, of the reviews described above in the Compensation Committee Report.  The disclosure and certifications in the form required by the Interim Final Rule are included in the section of this proxy statement captioned “Compensation Committee Report”.

The Company’s Board of Directors has adopted a written charter for the Compensation Committee of the Board.  A copy of the written Compensation Committee charter was attached as Exhibit C to the 2010 annual meeting proxy statement.  Please review the Company’s Compensation Discussion and Analysis as well as the Compensation Committee Report below.

EXECUTIVE OFFICERS OF THE COMPANY

The individuals named in the following table are the executive officers of the Company under applicable SEC disclosure rules.  Except as otherwise indicated, each executive officer has held the position indicated for the last five years.

Name	Age	Position
Robert W. Walker	65	President and Chief Executive Officer
Brien M. Chase	47	Senior Vice President and Chief Financial Officer (Principal Accounting Officer)
Dennis Klingensmith	58	Senior Vice President, Premier (First Central Division President, Premier Bank)
Scot A. Kelley	55	Vice President, Credit Administration
Katrina Whitt	37	Vice President, Human Resources

Mr. Walker has held this position since October, 2001.  From September, 1998 until October, 2001 Mr. Walker was President, Boone County Bank, Inc.  Prior to that time, Mr. Walker was a Regional Vice President at Bank One, West Virginia, N.A.  Mr. Walker also serves on the Company’s asset/liability management committee and is President and Chief Executive Officer of Premier Bank, Inc.

Mr. Chase began his duties as CFO of the Company in April, 2002.  From June 1994 to January 2001, Mr. Chase was corporate accounting manager for One Valley Bancorp, Inc.  He also served as controller for four of the One Valley Bancorp subsidiaries.  Prior to that time, Mr. Chase was the senior accountant for One Valley Bancorp for six years.  Mr. Chase also serves on the Company’s asset/liability management committee and is Chief Financial Officer of Premier Bank, Inc.

Mr. Klingensmith has held this position since June, 1998 and served as CEO of First Central Bank from November 2001 to April 2011.  On April 9, 2011, First Central Bank was merged into Premier Bank, Inc..  Mr. Klingensmith continues his role as President of the First Central Division of Premier Bank.  Prior to November 2001, Mr. Klingensmith was an area Chief Executive Officer for Bank One, West Virginia, N. A.  Mr. Klingensmith was also acting CEO of Citizens’ Bank (Kentucky), Inc. from November 2002 to February 2003 and acting CEO of Farmers Deposit Bank from June 2003 to October 2003.  Mr. Klingensmith also serves on the Company’s asset/liability management committee.

Mr. Kelley began his duties in charge of Credit Administration in August, 2003.  Prior to that time, Mr. Kelley served Bank One, West Virginia, N.A in several capacities including Manager of Credit Analysis, Internal Auditor and Branch Manager from 1991 to 2003.  Mr. Kelley was appointed as Vice President of the Company in March, 2008.  Mr. Kelley also serves as Executive Vice President and Chief Credit Officer of Premier Bank, Inc.

Ms. Whitt began her duties in charge of Human Resources in July, 2003.  From October 1998 to July 2003, Ms. Whitt was Human Resources Generalist for Applied Card Systems.  Ms. Whitt was appointed as Vice President of the Company in March, 2008.

For additional information about Mr. Walker, see "ELECTION OF DIRECTORS.”

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Premier has identified only three executives that meet the definition of a “named executive officer” to be discussed in the Compensation Discussion and Analysis: the Chief Executive Officer, Robert W. Walker; the Chief Financial Officer, Brien M. Chase and Senior Vice President, Dennis J. Klingensmith.  The following discussion details the Company’s goals in how it compensates these named executive officers, analyzes how the elements in the Company’s compensation programs meet these goals, discusses how the Company determines the actual amounts paid to the named executive officers and finally presents, in tabular form, the amounts of compensation paid to each named executive officer in 2011.

The objectives of Premier’s compensation program are to attract and retain qualified individuals of high integrity, to motivate them to achieve the goals set forth in the Company’s business plan; to link executive and stockholder interests through incentive-based compensation; and to enhance the Company’s performance, measured by both short-term and long-term achievements.  Premier believes these goals will provide consistent, long-term shareholder value as well as build a vibrant franchise that will attract locally well known community bankers and customers.

To achieve these goals, Premier compensates its named executive officers using a base salary, a performance based annual bonus, and stock option awards.  Premier believes the interests of the Company and its shareholders are served by this three-part approach.  Under this approach the compensation of executive officers involves a part of their pay that is “at risk”--namely, the annual bonus and any stock option awards.  The variable annual bonus permits individual performance to be recognized on an annual basis, and is based, in significant part, on the performance of the respective executive officer, whereas stock option grants typically only have value to the executive officer if there is a rise in Premier’s stock price beyond the grant date.

To attract and retain qualified individuals of high integrity, Premier pays a competitive base salary to its executive officers and offers the option to participate in customary benefits such as medical insurance and a 401k retirement plan.  Salaries are commensurate with an individual’s experience; ability to lead, implement and achieve the Company’s strategic goals; capability in enhancing the Company’s performance in light of potentially adverse changes in banking regulation, interest rates, the local and/or national economy, and other factors beyond the influence of management; and the executive’s level of integrity in dealing with customers, employees, shareholders and the directorship.

To reward the named executive officers as well as other key employees of the Company, Premier pays a discretionary annual bonus.  The bonus rewards better than anticipated financial performance, such as asset growth, income enhancing strategies, expense reduction strategies, and non-performing asset resolution.  The bonus also rewards other events such as successful regulatory examinations, the ability to recruit replacement management, quality financial disclosures and controls, strategic acquisitions or dispositions and other events the Company may consider from time-to-time. The annual bonuses are entirely discretionary at the direction of the Board of Directors via the Compensation Committee.  They are not based on any formulaic quantification that would encourage the Company’s officers or the officers of its subsidiaries to choose one course of action over another.  Rather, the bonuses are subjective in their determination based upon the Compensation Committee’s determination, with the aid of the Chief Executive Officer, of the individual’s performance toward achieving the Company’s performance and improving overall shareholder value.  Furthermore, the named executive officers and the next twenty highest paid employees have signed letter agreements with the Company acknowledging that their bonuses are subject to “clawback” provisions should any bonus recipient contribute to manipulation of reported earnings or any other statistic that would enhance the employee’s individual bonus.

To reward long-term performance and enhancements to long-term shareholder value, Premier offers stock options to the named executive officers as well as other key employees of the Company.  Options are typically granted once a year, near the beginning of the year, in conjunction with a regularly scheduled board of directors meeting.  Scheduling decisions are made without regard to anticipated earnings or other major announcements by the Company.  As a matter of practice, Premier does not reprice stock options.  To reward long-term performance, the options typically vest in three equal annual installments beginning on the grant date and have a maximum ten-year term.  Premier believes the vesting schedule also provides incentive for the named executive officers to continue their employment with the Company.

The annual bonus, number of stock options and salary increase, if any, are determined annually.  Premier uses surveys conducted by local state banking associations and other industry specific surveys to assess competitive market place compensation for its executive officers and uses ranges of compensation rather than specific targets.  The named executive officers do not have employment, severance or change-of-control agreements. They serve at the will of the Board of Directors, which enables Premier to terminate their employment with discretion as to the terms of any severance arrangement.

For any annual bonus, the Chief Executive Officer reviews the estimated full year financial results with the Board of Directors and, if appropriate, an annual bonus pool is determined.  Allocations from the pool are made to Premier’s subsidiary banks whose senior management make individual award recommendations.  Premier does not use rigid incentive formulas to determine the annual bonus, as simple formulas may tend to improperly favor one aspect of financial performance to the detriment of others, while complex formulas provide no real focus or are inevitably adjusted for unforeseen events.  A recommendation as to the bonus to be paid to each executive officer is based on an evaluation by the Chief Executive Officer of their individual performance for the prior year and their contribution toward Premier’s performance as a whole. After reviewing the final full year results, the Compensation Committee, with input from the Chief Executive Officer with respect to the other named executive officers and affiliate bank presidents, uses discretion in evaluating the individual award recommendations and determining the actual bonus amount to be awarded.  Premier believes that the annual bonus rewards those high-performing individuals who drive the financial results and long-term performance of the Company.

Similar to the annual bonus, the number of stock options granted to individuals is determined, with input from the Chief Executive Officer, by the Compensation Committee.  The number of stock options granted annually is modest so as to minimally affect diluted earnings per share either through the increase in the number of shares outstanding or through recorded stock compensation expense.  Stock options are granted with an exercise price equal to the closing price on the grant date and therefore only have value to the optionee if there is a rise in Premier’s stock price beyond the grant date.  Premier believes it is the accumulation of options over time that provides the real incentive for the named executive officers to propel the Company’s value to ever higher levels.

On October 2, 2009, as part of the TARP Capital Purchase Program, the Company entered into the Purchase Agreement with the U.S. Treasury.  Pursuant to the Purchase Agreement, the Company issued and sold to the U.S. Treasury 22,252 shares of the Series A Preferred Stock and the Warrant to purchase 628,587 shares of the Company’s common stock, no par value, at an exercise price of $5.31 per share, for an aggregate purchase price of $22,252,000 in cash.  The TARP Purchase Agreement subjects the Company to certain of the executive compensation limitations included in the EESA.  As part of the Purchase Agreement, the Company adopted the U.S. Treasury’s standards for executive compensation and corporate governance for the period during which the U.S. Treasury owns any securities acquired from the Company pursuant to the Purchase Agreement or upon exercise of the Warrant.  The U.S. Treasury may unilaterally amend the Purchase Agreement to comply with applicable Federal statutes.

The ARRA and the Interim Final Rule impose limitations on the Company’s executive compensation practices by, among other things: (i) prohibiting the payment or accrual of any bonus, retention award or incentive compensation to the Company’s single most highly-compensated employee, except in the form and under the limited circumstances permitted by the Interim Final Rule; (ii) prohibiting the payment of golden parachute payments (as defined in the Interim Final Rule) to the Company’s Senior Executive Officers or any of our next five most highly-compensated employees upon a departure from the Company or due to a change in control of the Company, except for payments for services performed or benefits accrued; (iii) requiring the Company to “claw back” any bonus, retention award or incentive compensation paid (or under a legally binding obligation to be paid) to a Senior Executive Officer or any of the Company’s next 20 most highly-compensated employees if the payment was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria; (iv) prohibiting the Company from maintaining any Employee Compensation Plan that would encourage the manipulation of reported earnings to enhance the compensation of any of the Company’s employees; (v) prohibiting the Company from maintaining any Senior Executive Officer Compensation Plans that encourage the Senior Executive Officers to take unnecessary and excessive risks that threaten the value of the Company; (vi) requiring the Company to limit any Employee Compensation Plan that unnecessarily exposes the Company to risk; (vii) prohibiting the Company from providing (formally or informally) “gross-ups” to any of the Company’s Senior Executive Officers or next 20 most highly-compensated employees; (viii) requiring that the Company disclose to the U.S. Treasury and the Company’s primary regulator the amount, nature and justification for offering the most highly-compensated employee any perquisites whose total value exceeds $25,000; (ix) requiring that the Company disclose to the U.S. Treasury and the Company’s primary regulator whether the Company, the Company’s Board of Directors or the Committee engaged a compensation consultant and the services performed by that compensation consultant and any of its affiliates; and (x) requiring that the Company disclose to the U.S. Treasury the identity of its Senior Executive Officers and next 20 most highly-compensated employees, identified by name and title and ranked in descending order of annual compensation.

The ARRA and the Interim Final Rule also required that the Company’s Board of Directors adopt a company-wide policy regarding “excessive or luxury expenditures,” which was adopted on December 16, 2009, and post this policy on the subsidiary banks’ websites.  The Company must also permit in its proxy statements for annual meetings a non-binding “say on pay” shareholder vote on the compensation of executives, as disclosed pursuant to the compensation disclosure rules of the SEC.  The Company complied with the “say on pay” requirement in 2009, 2010 and 2011, and will continue to comply with this requirement.  Additionally, the Company must establish a compensation committee consisting solely of independent directors for the purpose of reviewing employee compensation plans.  This compensation committee is required to meet at least semiannually to discuss and evaluate employee compensation plans in light of an assessment of any risk posed to the Company from such plans.  The Company has taken such steps as are necessary to comply with these requirements, including the evaluation of the composition of the existing Compensation Committee to determine whether it is consistent with the requirements of the ARRA.

In connection with the Company’s participation in the Capital Purchase Program, Mr. Walker, Mr. Chase, Mr. Klingensmith, Mr. Kelley and Ms. Whitt, have entered into letter agreements that modify all compensation and benefit plans in which the executive officers participate to the extent necessary to comply with the executive compensation limitations under EESA.  The Company’s next 20 most highly-compensated employees have also entered into letter agreements that modify all compensation and benefit plans in which the 20 most highly-compensated employees participate to the extent necessary to comply with compensation limitations under the ARRA and the Interim Final Rule.

In arriving at its decision on 2011 executive compensation, the Compensation Committee took into account the affirmative shareholder “say on pay” vote at the previous annual meeting of shareholders and continued to apply the same principles in determining the amounts and types of executive compensation.  The specific compensation amounts for each of Premier’s named executive officers for 2011 reflect the continued strength and stability in the Company’s financial performance.  A more detailed analysis of Premier’s 2011 financial results is contained in the Management Discussion and Analysis section contained in the annual report to shareholders and our Form 10-K filed with the Securities and Exchange Commission.

In determining the named executive officers’ compensation for 2011, the Compensation Committee considered the Company’s performance during 2010.  Net income increased from $9,118,000 in 2009 to $9,172,000 for 2010.  Earnings per share decreased from $1.32 in 2009 to $1.00 in 2010, largely due to the cumulative preferred dividends on the Series A Preferred Stock.  The net interest margin increased from 4.12% in 2009 to 4.25% in 2010.  Net overhead costs decreased from 2.83% of average earning assets in 2009 to 2.65% of average earning assets in 2010.  Non-performing assets decreased from $68,013,000 at December 31, 2009 to $61,433,000 at December 31, 2010.  Net charge-offs remained low and decreased from 0.39% of average loans during 2009 to 0.14% of average loans during 2010.  The acquisition of Abigail Adams in the latter part 2009 added a significant level of non-performing assets and higher operating costs on average than Premier had traditionally experienced in years prior to the acquisition.  The acquired non-performing assets were adjusted to fair value at the date of acquisition as part of the new accounting guidance on business combinations.  The fair value adjustments should limit the amount of additional risk of loss to Premier on these loans as discussed in the Company’s 2010 and 2011 annual report to shareholders.

However, also largely due to the acquisition, loans outstanding increased from $467,111,000 at December 31, 2008 to $725,964,000 at December 31, 2010.  Total deposits increased from $589,182,000 at December 31, 2008 to $985,291,000 at December 31, 2010.  Total assets increased from $724,465,000 at December 31, 2008 to nearly $1.2 billion at December 31, 2010.  Management believes the increase in these statistics bodes well for the long-term success and profitability of the Company.

Based upon an evaluation of his contributions toward these and other events in 2010, his leadership performance over a significantly larger company, and his potential to improve long-term shareholder value, the Compensation Committee granted Mr. Walker a salary increase of approximately $29,100 in 2011 to $300,000 annually.  Despite the specific accomplishments achieved by Premier in 2010 and Mr. Walker’s integral part in obtaining regulatory and shareholder approval for and consummating the acquisition of Abigail Adams, the ARRA and the Interim Final Rule impose limitations on the Company’s executive compensation practices prohibiting the payment or accrual of any bonus, retention award or incentive compensation to Mr. Walker as the Company’s single most highly-compensated employee.  The prohibitions also prevent Premier from granting Mr. Walker any additional stock options so long as the Company continues to participate in the Troubled Asset Relief Program - Capital Purchase Program.  Additional information on Mr. Walker’s 2011 compensation is detailed in the tables below.

Based upon an evaluation of his contributions toward achieving the Company’s performance in 2010 as summarized above, his leadership in providing clear, concise and quality financial disclosures to the Board of Directors and shareholders through Premier’s annual and quarterly reports and the proxy statement, and his potential to improve long-term shareholder value, the Compensation Committee granted Mr. Chase a salary increase to approximately $117,000 annually.  Considering the specific accomplishments achieved by Premier in 2010 and Mr. Chase’s integral part in the accounting for loans acquired at a discount, preparation of the regulatory filings to facilitate the required approvals for the acquisition of the four Integra Branches completed in September 2010, and Mr. Chase’s oversight of the calculation and implementation of the required accounting for business combinations, the Compensation Committee awarded Mr. Chase a $20,000 cash bonus which was paid in March 2011.  To continue to incent Mr. Chase to continue improve Premier’s financial performance, to continue with the successful integration of the 2008 acquisitions of Citizens First Bank, Inc. and Traders Bankshares, Inc., and to successfully integrate acquisition of Abigail Adams and to reward him for long-term improvements in the stock’s value, the Compensation Committee granted him 10,000 options to buy Premier stock at $6.95 per share (the closing price on the March 16, 2011 grant date.)  This grant increased Mr. Chase’s total options to buy Premier stock to 36,500.  Additional information on Mr. Chase’s 2011 compensation is detailed in the tables below.

Based upon an evaluation of his contributions toward achieving the Company’s performance in 2010, his banking insight as CEO of First Central Bank located in Premier’s fasted growing market (now a division of the newly formed Premier Bank), his leadership at First Central which brought in over $5.6 million of new deposits to that bank, $14.5 million of net new loan volume to the Company and his potential to improve long-term shareholder value, the Compensation Committee granted Mr. Klingensmith a salary increase to approximately $137,500 annually. Considering the specific accomplishments achieved by Premier and First Central Bank in 2010, the Compensation Committee awarded Mr. Klingensmith a $10,000 cash bonus which was paid in March 2011.  To continue to incent Mr. Klingensmith to continue improve Premier’s financial performance and to reward him for long-term improvements in the stock’s value, the Compensation Committee granted him 8,000 options to buy Premier stock at $6.95 per share (the closing price on the March 16, 2011 grant date.)  This grant increased Mr. Klingensmith’s total options to buy Premier stock to 31,000.  Additional information on Mr. Klingensmith’s 2011 compensation is detailed in the tables below.

Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above.  Based on such review and discussions, the compensation committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into Premier’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission.

The Compensation Committee certifies that, in accordance with the requirements of the ARRA and the Interim Final Rule:

•
It has reviewed with the Company’s senior risk officers all Senior Executive Officer Compensation Plans (as defined in the Interim Final Rule) and has made all reasonable efforts to ensure that these plans do not encourage the Senior Executive Officers (as defined in the Interim Final Rule) of the Company to take unnecessary and excessive risks that threaten the value of the Company.

•
It has reviewed with the Company’s senior risk officers all Employee Compensation Plans (as defined in the Interim Final Rule) and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Company, and

•
It has reviewed all Employee Compensation Plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Company to enhance the compensation of any employee.

How Compensation Plans Do Not Encourage Excessive Risk Taking
The compensation plans of the Company consist of three basic components, an annual salary, an annual bonus, and grants of stock options.  The annual bonus and the granting of stock options are entirely discretionary at the direction of the Board of Directors via the Compensation Committee.  They are not based on any formulaic quantification that would encourage the Company’s officers or the officers of its subsidiaries to choose one course of action over another.  Rather, the bonuses and the amount of stock options granted are subjective in their determination based upon the Compensation Committee’s determination, with the aid of the Chief Executive Officer, of the individual’s performance toward achieving the Company’s performance and improving overall shareholder value.  The annual bonus is relatively small in comparison to an employee’s annual salary.  Furthermore, the named executive officers and the next twenty highest paid employees have signed letter agreements with the Company acknowledging that their bonuses are subject to “clawback” provisions should any bonus recipient contribute to manipulation of reported earnings or any other statistic that would enhance the employee’s individual bonus.  The Company believes that the “clawback” provision as well as the risk of losing their entire salary in the event of termination is sufficient to deter the manipulation of reported earnings or the taking of excessive risks the would threaten the value of the Company.

The Company’s President and Chief Executive Officer, its Chief Financial Officer and Vice President of Human Resources conducted a review of the Company’s compensation policies and have reviewed and discussed their assessments with the Compensation Committee during meetings of the Compensation Committee held on September 21, 2011 and January 19, 2012.

Given (i) the long term incentive aspect of the base salary and stock option components of the Company’s compensation plan, (ii) the absence of any specific incentive formula in the annual bonus component, (iii) the “clawback” provisions related to the bonus, (iv) that the named executive officers do not have employment, severance or change-of-control agreements but serve at the will of the Board of Directors, and (v) the limitations imposed by ARRA and the Interim Final Rule, the Company does not believe its compensation plans encourage SEOs or any other employees to take unnecessary and excessive risks, including behavior focused on short term rather than long term results and value creation, or encourage manipulation of reported earnings to enhance employee compensation.

Members of the Compensation Committee:

/s/ Thomas W. Wright, Chairman

/s/ Keith F. Molihan

/s/ Neal W. Scaggs

Summary Compensation Table
The following table summarizes compensation earned in each of the three years ended December 31, 2011 by the Company's named executive officers.

Name and principal position	Year	Salary(5) ($)	Bonus ($)	Option Awards (1) ($)	All Other Compensation (2) (3) ($)	Total ($)
Robert W. Walker (4)	2011	300,000	---	---	21,782	309,009
President and CEO	2010	270,885	---	---	10,240	281,125
	2009	245,519	25,000	3,700	12,177	286,396
Brien M. Chase	2011	116,126	20,000	16,300	6,532	158,958
Senior Vice President	2010	111,219	30,000	7,050	6,051	154,320
and CFO	2009	110,435	18,000	1,850	4,843	135,128
Dennis Klingensmith	2011	137,018	10,000	13,040	7,114	167,172
Sr. Vice President and	2010	133,934	9,000	4,230	6,966	154,130
EVP Premier Bank	2009	135,362	9,000	1,110	6,936	152,408

________________________

(1)
The amounts reported in this column represent the number of options granted times the grant date fair value of stock options granted to each of the named executive officers in accordance with FASB Topic 718.  Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.  More information about stock compensation expense, including the assumptions used in the calculation of the fair value, is included in footnote 14 to our audited financial statements for the fiscal year ended December 31, 2011 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission.  These amounts reflect the Company's accounting expense for these awards and do not necessarily correspond to the actual value that may be ultimately recognized by the named executive officers.

(2)
The Company provides automobiles to Mr. Walker and Mr. Klingensmith due to their extensive travel for business purposes.  The Company's expense for providing the vehicle for the executive's personal use along with all other perquisites does not exceed $10,000 and therefore is not included in this table.

(3)
All other compensation consists of the Company's matching contributions to the executive's 401k plan account and amounts paid by the Company for the executive's participation in the Company’s benefit programs.

(4)
Premier's participation in the TARP Capital Purchase Program on October 2, 2009 prohibits Mr. Walker, as the Company’s highest paid executive officer, from receiving a cash bonus or stock options.  The amount presented for the 2009 bonus reflect payments made in the first quarter of 2009 related to Mr. Walker's 2008 performance.  The amount presented for the 2009 stock option value reflects the estimated fair value of Walker's options granted in February 2009. The amount presented for 2011 all other compensation includes $12,037 of matching contributions to Mr. Walker’s 401k plan account.

(5)	Premier’s practice of bi-weekly pay periods resulted in an extra biweekly pay period in 2009. This column reflects the total gross pay received for all 27 pay periods in 2009.

Grants of Plan Based Awards in Fiscal Year 2011
The following table provides information about options granted to the named executive officers in 2011

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Robert W. Walker (2)	Mar-16-2011	n/a	---	---	---
Brien M. Chase	Mar-16-2011	n/a	10,000	6.95	16,300
Dennis J. Klingensmith	Mar-16-2011	n/a	8,000	6.95	13,040

________________________

(1)
Options awarded in 2011 vest in three equal annual installments beginning on March 16, 2012.  The exercise price of the options awarded in 2011 was the closing price on March 16, 2011, the date of grant.  The $1.63 per share grant date fair value of each option awarded was determined in accordance with FASB Topic 718 as more fully described in footnote 14 to Premier's December 31, 2011 Financial Statements.

(2)	Premier's participation in the TARP Capital Purchase Program on October 2, 2009 limits the amount Mr. Walker can receive in a cash bonus or in stock options.

Outstanding Equity Awards at 2011 Fiscal Year-End
The following table provides information on the current holdings of stock options by the named executive officers.  This table includes unexercised and unvested option awards.  Each option grant is shown separately for each named executive officer.

	Option Awards
Name	Number of Securities Underlying Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration
	Exercisable	Unexercisable	(#)	($)	Date
Robert W. Walker	6,667	3,333	n/a	6.55	Feb-18-2019
	10,000	0	n/a	12.92	Feb-20-2018
	5,000	0	n/a	14.22	Jan-17-2017
	5,000	0	n/a	16.00	Feb-16-2016
	5,000	0	n/a	11.62	Jan-19-2015
	4,000	0	n/a	9.30	Feb-18-2014
	3,750	0	n/a	7.96	Jan-15-2013
Brien M. Chase	0	10,000	n/a	6.95	Mar-16-2021
	1,667	3,333	n/a	8.90	Mar-17-2020
	3,334	1,667	n/a	6.55	Feb-18-2019
	5,000	0	n/a	12.92	Feb-20-2018
	2,500	0	n/a	14.22	Jan-17-2017
	2,500	0	n/a	16.00	Feb-16-2016
	2,500	0	n/a	11.62	Jan-19-2015
	2,000	0	n/a	9.30	Feb-18-2014
	2,000	0	n/a	7.96	Jan-15-2013
Dennis J. Klingensmith	0	8,000	n/a	6.95	Mar-16-2021
	1,000	2,000	n/a	8.90	Mar-17-2020
	2,000	1,000	n/a	6.55	Feb-18-2019
	3,000	0	n/a	12.92	Feb-20-2018
	3,000	0	n/a	14.22	Jan-17-2017
	3,000	0	n/a	16.00	Feb-16-2016
	3,000	0	n/a	11.62	Jan-19-2015
	2,500	0	n/a	9.30	Feb-18-2014
	2,500	0	n/a	7.96	Jan-15-2013

Director Compensation
The following table summarizes compensation earned in 2011 by the Company's directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Toney K. Adkins	12,000	n/a	n/a	12,000
Hosmer A. Brown, III	12,000	n/a	n/a	12,000
Edsel R. Burns	12,000	n/a	n/a	12,000
E.V. Holder, Jr.	12,000	n/a	n/a	12,000
Keith F. Molihan	12,000	n/a	n/a	12,000
Marshall T. Reynolds	12,000	n/a	n/a	12,000
Neal W. Scaggs	12,000	n/a	n/a	12,000
Robert W. Walker	(1)	n/a	n/a	0
Thomas W. Wright	12,000	n/a	n/a	12,000

________________________

(1)	In accordance with Company policy, as an employee of the Company, Mr. Walker does not receive any director compensation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2011, the Company's subsidiary banks have had, and expect to have in the future to the extent permitted by applicable federal and state banking laws, lending transactions with certain of the directors and officers of the Company and its subsidiaries and their affiliates and associates.  The transactions, which at times involved loans in excess of $120,000, were  in the ordinary course of business, were made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with persons not related to the Company or its subsidiaries, and did not involve more than the normal risk of collectability or present other unfavorable features.  The Company's subsidiary banks are subject to federal laws and regulations governing loans to officers and directors.  In addition, the Company’s banking subsidiaries have engaged, and in the future may engage, in transactions with such persons and their affiliates and associates as a depositary of funds, transfer agent, registrar, fiduciary and provider of other similar services.

The Company has adopted a policy to conduct an appropriate review of all related party transactions on an ongoing basis, pursuant to which all material or related transactions with any director, officer or employee or other person or entity with which such director, officer, or employee is affiliated must be on terms no less favorable to the corporation than those that are generally available from unaffiliated third parties and must be approved and ratified by the audit committee by majority vote of its members who do not have an interest in the transaction.

Duing the years ended December 31, 2011, 2010, and 2009, the Company or its subsidiaries have paid approximately $562,000, $508,000, and $439,000, respectively, for commercial printing services, statement rendering services and office supplies and furniture from Champion Industries, Inc., Huntington, West Virginia, of which the Company's Chairman of the Board, Marshall T. Reynolds, is its Chief Executive Officer and a principal shareholder and the Company’s director Toney K. Adkins was President and Chief Operating Officer.

The Company or its subsidiaries have paid The Harrah and Reynolds Corporation, a corporation controlled by Marshall T. Reynolds, approximately $863,000, $889,000, and $632,000 in 2011, 2010, and 2009, respectively, to permit employees of the Company and its subsidiaries to participate in a medical benefit plan sponsored and administered by The Harrah and Reynolds Corporation.

The Company leases its headquarters facility at 2883 Fifth Avenue, Huntington, West Virginia from River City Properties, LLC, an entity 12.5% owned by Chairman of the Board of Directors Marshall T. Reynolds.  The lease, for 5,900 square feet, had a 5 year term commencing in September 2002 and was renewed for an additional five year term in September 2007 with annual rent of $8.50 per square foot the first year and thereafter inflation adjusted.  The Company believes that the terms of this lease, which were approved by the Board of Directors, are no less favorable to the Company than those available from unrelated third parties. Annual lease payments totaled approximately $52,000, $52,000 and $52,000 in 2011, 2010 and 2009, respectively.

On April 30, 2008, the Company executed and delivered to First Guaranty Bank of Hammond, Louisiana a Promissory Note and Business Loan Agreement dated April 30, 2008 for the principal amount of $11,550,000 bearing interest floating daily at the “Wall Street Journal” prime rate (the “Index”) minus 1.00% and requiring 59 monthly principal payments of $50,000 and one final payment of $8,600,000 due at maturity on April 30, 2013.  On December 31, 2009, the Company executed and delivered to First Guaranty Bank a modification agreement whereby the interest rate would be fixed at 3.96% through the remaining maturity of the note.  At December 31, 2011, the note was secured by a pledge of 25% of Premier’s interest in Premier Bank (a wholly owned subsidiary) under a Commercial Pledge Agreement modified on May 3, 2011.  The proceeds of this note were used to fund the $9,000,000 of cash needed to purchase Traders Bankshares, Inc. and to refinance the remaining $2,550,000 balance of Premier’s outstanding note with First Guaranty Bank dated January 31, 2006.

Premier’s Chairman owns approximately 27.6% of the voting stock of First Guaranty Bank.  However, Premier’s board of directors determined during its vote to authorize the company to enter into the loan transaction that the terms of the financing, including the interest rate and collateral, were no less favorable than those which could be obtained from other financial institutions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based upon a review of filings with the SEC and representations that no other reports were required, the Company believes that all of the Company’s directors and executive officers complied during fiscal 2011 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

APPROVAL OF 2012 LONG TERM INCENTIVE PLAN
(Item 2 on Proxy)

At the annual meeting of Company shareholders held June 18, 2002, shareholders approved the Company’s 2002 Employee Stock Ownership Incentive Plan (the “2002 Plan”), providing for the award of options with respect to up to 500,000 shares of Company common stock to employees.  Options covering 457,986 reserved shares have been granted as of December 31, 2011 under the 2002 Plan, leaving 42,014 shares that are currently available thereunder.  No awards may be made under the 2002 Plan after June 19, 2012.

On April 18, 2012, the Company’s Board of Directors adopted, subject to shareholder approval at the annual meeting, the Company’s 2012 Long Term Incentive Plan (“LTIP”).  If approved by Company shareholders, the plan will become effective as of the date of such approval.

We will reserve 500,000 shares of our common stock for issuance upon grant or exercise of awards pursuant to the plan.  As of December 31, 2011, there were approximately 364 employees eligible to participate in the plan.

A summary of the LTIP is set forth below.  The summary is qualified in its entirety by reference to the full text of the plan, which is attached to this proxy statement as Annex A.

The Company’s Board of Directors recommends that shareholders vote “FOR” the approval of the 2012 Long Term Incentive Plan.

Summary of the LTIP

General

Subject to permitted adjustments for certain corporate transactions, the LTIP authorizes the issuance or delivery to participants of up to 500,000 shares of Company common stock pursuant to grants of restricted stock awards, performance share awards, restricted stock units, performance share units, incentive stock options, non-qualified stock options and stock appreciation rights; provided, however, that in any calendar year, no individual may receive a grant of any type for more than 30,000 shares.

The LTIP will be administered by the members of the Company's Compensation Committee (the "Committee"). The Committee has full and exclusive power within the limitations set forth in the LTIP to make all decisions and determinations regarding the selection of participants and the granting of awards; establishing the terms and conditions relating to each award; adopting rules, regulations and guidelines for carrying out the LTIP's purposes; and interpreting and otherwise construing the LTIP.

Eligibility

Employees of the Company and its subsidiaries are eligible to receive awards under the LTIP.

Types of Awards

The Committee may determine the type and terms and conditions of awards under the LTIP, which shall be set forth in an award agreement delivered to each participant. As described in greater detail below, awards may be granted as incentive or non-qualified stock options, stock appreciation rights, restricted stock or restricted stock units. If the grant of an award of restricted stock or restricted stock units is contingent upon the satisfaction of identified performance measures, then the awards shall be designated as "performance share awards" and "performance unit awards," respectively. The performance measures that may be used by the Committee for granting such awards are described below.

Each award shall be subject to conditions established by the Committee that are set forth in the recipient's award agreement, and shall be subject to vesting conditions and restrictions as determined by the Committee. The granting of an award or the vesting of an award may also occur based on the achievement of performance targets as specified in the grant agreement. The performance measures that may be used by the Committee for vesting of such awards are described below.

Stock Options. A stock option is the right to purchase shares of common stock at a specified price for a specified period of time. The exercise price may not be less than the fair market value of a share of our common stock on the date the stock option is granted. Fair market value for purposes of the LTIP means the final sales price of the Company's common stock as reported on the NASDAQ Global Market on the date in question, or if the Company's common stock was not traded on such date, then on the day prior to such date or on the next preceding day on which the Company's common stock was traded, and without regard to after-hours trading activity. The Committee will determine the fair market value of the common stock, in accordance with Internal Revenue Code (“Code”) Sections 422 and 409A, if it cannot be determined in the manner described above. Further, the Committee may not grant a stock option with a term that is longer than 10 years.

Stock options are either "incentive" stock options or "non-qualified" stock options. Incentive stock options have certain tax advantages that are not available to non-qualified stock options, and must comply with the requirements of Section 422 of the Code. Only employees are eligible to receive incentive stock options. Shares of common stock purchased upon the exercise of a stock option must be paid for at the time of exercise either (i) by personal, certified or cashier’s check, (ii) by tendering stock of the Company owned by the participant in satisfaction of the exercise price, or (iii) by a "cashless exercise" through the Company or a third party.

Stock Appreciation Rights. A stock appreciation right is the right to receive a payment in an amount equal to the excess of the fair market value of a share of Company common stock on the date specified in the grant agreement for the payment of the award over the fair market value of the common stock on the date of grant of the award. Stock appreciation rights are subject to any applicable vesting conditions and other restrictions established by the Committee as set forth in the LTIP or the award agreement. Stock appreciation rights are "deferred compensation" that is subject to Code Section 409A.

Restricted Stock and Performance Share Awards. A restricted stock award, including a performance share award, is a grant of common stock to a participant for no consideration or such minimum consideration as may be required by applicable law. Restricted stock awards, including performance share awards, may be granted only in whole shares of common stock and are subject to any applicable vesting conditions and other restrictions established by the Committee as set forth in the LTIP or the award agreement. Prior to their vesting, unless otherwise determined by the Committee, the recipient of a restricted stock award, including a performance share award, shall not exercise any voting rights with respect to common stock subject to the award and shall not receive any dividends and distributions with respect to the common stock.

Restricted Stock Units and Performance Share Units. A restricted stock unit, including performance share units, is the right to receive a payment in an amount equal to the fair market value of a share of Company common stock on the date specified in the grant agreement for the payment of the award. Restricted stock units, including performance share units, are subject to any applicable vesting conditions and other restrictions established by the Committee as set forth in the LTIP or the award agreement. Restricted stock units, including performance share units, are "deferred compensation" that is subject to the requirements of Code Section 409A.

No Repricing of Options, Stock Appreciation Rights, Restricted Stock Units and Performance Share Units. Except to adjust for any change in corporate capitalization, such as a stock split, stock dividend or merger, the LTIP prohibits any adjustment or amendment of outstanding awards that has the effect of reducing the exercise price of a stock option or the value of a stock appreciation right, restricted stock unit or performance share unit that was previously granted.

Limitation on Awards Under the LTIP

The maximum number of each type of award offered under the Plan (i.e., stock options, stock appreciation rights, restricted stock awards, performance share awards, restricted stock units, or performance share units) that may be issued or delivered to any one participant during any calendar year is 30,000 shares.

To the extent any shares of stock covered by an award (including stock appreciation rights, restricted stock awards, performance share awards, restricted stock units and performance share units) under the LTIP are not delivered to a participant or beneficiary for any reason, including because the award is forfeited or canceled or because a stock option is not exercised or a stock appreciation right, restricted stock unit or performance share unit is not paid, then such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of stock available for delivery under the Plan.

In the event of a corporate transaction involving the stock of the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the foregoing share limitations and all outstanding awards will automatically be adjusted proportionally and uniformly to reflect such event to the extent that the adjustment will not affect the award's status as "performance-based compensation" under Code Section 162(m), if applicable; provided, however, that the Committee may adjust awards to preserve the benefits or potential benefits of the awards, including the prevention of automatic adjustments if appropriate.

Performance Features

General. A federal income tax deduction for the Company will generally be unavailable for annual compensation in excess of $1.0 million paid to its chief executive officer or three other most highly compensated officers (other than its chief financial officer). However, amounts that constitute "performance-based compensation" (as that term is used in section 162 (m) of the Code) are not counted toward the $1.0 million limit. The LTIP is designed so that stock options and stock appreciation rights may be considered performance-based compensation. The Committee may designate whether any restricted stock awards granted to any participant are intended to be performance-based compensation. Any restricted stock awards designated as performance-based compensation will be conditioned on the achievement of one or more performance measures, to the extent required by Code section 162(m).

Performance Measures. The performance measures that may be used by the Committee for granting or vesting of awards shall be based on any one or more of the following Company, subsidiary, operating unit or division performance measures, as selected by the Committee: cash flow; earnings; earnings per share; market value added or economic value added; profits; return on assets; return on equity; return on investment; revenues; stock price; or total shareholder return. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders' equity and/or shares outstanding, investments or to assets or net assets. The Committee may adjust performance measures after they have been set, but only to the extent the Committee exercises negative discretion as permitted under applicable law for purposes of an exception to Code section 162(m). In establishing the performance measures, the Committee may provide for the inclusion or exclusion of certain items. Additionally, the grant of an award intended to be performance-based compensation and the establishment of any performance-based measures shall be made during the period required by Code section 162(m).

Vesting of Awards

If the vesting of an award under the LTIP is conditioned on the completion of a specified period of service with the Company or its subsidiaries, without the achievement of performance measures or objectives, then the required period of service for full vesting shall be determined by the Committee and evidenced in an award agreement; subject to acceleration of vesting in the event of death, disability, retirement, change in control or involuntary termination, and provided that, in general, no awards may vest at a rate exceeding one-third per year commencing one year after the date of grant.

Change in Control

Unless otherwise stated in an award agreement, upon the occurrence of a change in control of the Company, all outstanding options then held by a participant will become fully exercisable, all restricted stock awards and stock appreciation rights shall be fully earned and vested, and any performance measure attached to an award under the LTIP shall be deemed satisfied as of the date of the change in control. Except as otherwise provided by the Committee, a "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred (capitalized terms are defined in the LTIP):

(i)      any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (I) of paragraph (iii) below; or

(ii)      the following individuals cease for any reason to constitute a majority of the number of directors then serving; individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company), whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)      there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary with any other corporation, other than (I) a merger or consolidation immediately following which those individuals who immediately prior to the consummation of such merger or consolidation, constituted the Board, constitute a majority of the board of directors of the Company or the surviving or resulting entity or any parent thereof, or (II) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities.

Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

Forfeiture

If the Committee determines that a present or former participant has (i) used for profit or disclosed to unauthorized persons, confidential or trade secrets of Company; (ii) breached any contract with or violated any fiduciary obligation to Company; or (iii) engaged in any conduct which the Committee determines is injurious to the Company, the Committee may cause that participant to forfeit his or her outstanding awards under the Plan.

If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any participant who is an executive officer shall (i) reimburse the Company the amount of any bonus or incentive compensation paid to such participant that were subsequently reduced due to the restatement; (ii) have outstanding awards granted under this Plan cancelled; and/or (iii) reimburse the Company for any gains realized in the exercise of options, vesting of or open market sales of vested, restricted stock awards or performance share awards, payment of any restricted stock units, performance share units or stock appreciation rights granted to such participant, regardless of when issued, but only if, and to the extent that (A) the amount of the bonus or incentive compensation was calculated based on achievement of the original financial results; (B) the executive officer engaged in intentional misconduct that caused or partially caused the need for the restatement; and (C) the amount of the bonus or incentive compensation, as calculated under the restated financial results, is less than the amount actually paid or awarded under the original financial results. This remedy shall apply in addition to any right of recoupment against the Chief Executive Officer and the Chief Financial Officer under Section 304 of the Sarbanes-Oxley Act of 2002.  The Plan also provides for clawback of awards or any bonus and incentive compensation under applicable provisions of the Emergency Economic Stabilization Act of 2008, the American Recovery and Reinvestment Act of 2009 and the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Amendment and Termination

The Board of Directors may, at any time, amend or terminate the LTIP or any award granted under the LTIP, provided that, except as provided in the LTIP, no amendment or termination may adversely impair the rights of an outstanding award without the participant's (or affected beneficiary's) written consent. The Board of Directors may not materially increase the original number of securities that may be issued under the LTIP (other than as provided in the LTIP), materially increase the benefits accruing to a participant, or materially modify the requirements for participation in the LTIP, without approval of shareholders. Notwithstanding the foregoing, the Board may, without shareholder approval, amend the LTIP at any time, retroactively or otherwise, to ensure that the LTIP complies with current or future law and the Board of Directors may unilaterally amend the LTIP and any outstanding award, without participant consent, in order to maintain an exemption from, or to comply with, Code Section 409A, and its applicable regulations and guidance.

Duration of Plan

The LTIP will become effective upon approval by the shareholders at this annual meeting. The LTIP will remain in effect as long as any awards under it are outstanding; however, no awards may be granted under the LTIP on or after the 10-year anniversary of the effective date of the LTIP. At any time, the Board of Directors may terminate the LTIP. However, any termination of the LTIP will not affect outstanding awards.

Federal Income Tax Considerations

The following is a summary of the federal income tax consequences that may arise in conjunction with participation in the LTIP.

Non-Qualified Stock Options. The grant of a non-qualified option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Code).

The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant's alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant's alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the exercise of such stock option, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed as a capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and the Company will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be a capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Stock Appreciation Rights. The grant of a stock appreciation right will not result in taxable income to the participant. Upon the payment of a stock appreciation right, the fair market value of cash or shares received will be taxable to the participant as ordinary income and the Company will be entitled to a corresponding deduction. Gains and losses realized by the participant upon disposition of any shares acquired upon payment of the stock appreciation right will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of payment. Stock appreciation rights are "deferred compensation" that is subject to the requirements of Code Section 409A.

Restricted Stock and Performance Share Awards. A participant who has been granted a restricted stock award or a performance share awards will not realize taxable income at the time of grant, provided that that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a "substantial risk of forfeiture" for federal income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares and the Company will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the participant and the Company will be entitled to a corresponding deduction for tax purposes. A participant who makes an election under Section 83(b) of the Code will include the full fair market value of the restricted stock award or performance share unit in taxable income in the year of grant at the grant date fair market value.

Restricted Stock Units and Performance Share Units. The grant of a restricted stock unit or performance share unit will not result in taxable income to the participant. Upon payment of a restricted stock unit, including a performance share unit, the fair market value of cash or shares received will be taxable to the participant as ordinary income and the Company will be entitled to a corresponding deduction. Gains and losses realized by the participant upon disposition of any shares acquired upon payment of the restricted stock units, including performance share units, will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of payment. Dividend equivalent units earned by the holder during the restriction period, if so provided, will also be compensation income to the participant at the time the units are paid to the participant and the Company will be entitled to a corresponding deduction for tax purposes at that time. Restricted stock units, including performance share units, are "deferred compensation" that is subject to the requirements of Code Section 409A.

Withholding of Taxes. The Company may withhold amounts from participants to satisfy withholding tax requirements. Except as otherwise provided by the Committee, participants may have shares withheld from awards or may tender previously owned shares to the Company to satisfy the minimum tax withholding requirements.

Change in Control. Any acceleration of the vesting or payment of awards under the LTIP in the event of a change in control may cause part or all of the consideration involved to be treated as an "excess parachute payment" under the Code, which may subject the participant to a 20% excise tax and preclude deduction by the Company. To the extent that any award constitutes a golden parachute payment during the TARP period as defined in the Interim Final Rule (31 C.F.R. Part 30), or then applicable guidance under EESA and ARRA, the amount of the award shall be reduced, without requiring the consent of the affected participant to ensure that no golden parachute payment is made to a participant who is a Senior Executive Officer or any of the next five most highly compensated employees.

Deduction Limits. Section 162(m) of the Code generally limits the Company's ability to deduct for tax purposes compensation in excess of $1.0 million per year for its chief executive officer and the three other most highly compensated executives named in the summary compensation table ("covered employees"). Restricted stock awards and restricted stock units, other than performance-based restricted stock awards and restricted stock units, and other awards that are not subject to performance goals may be subject to this deduction limit if income recognized on the awards plus other compensation of the executive that is subject to the limit exceeds $1.0 million. "Qualified performance-based compensation" is not subject to this limit and is fully deductible by the Company. "Qualified performance-based compensation" is compensation that is subject to a number of requirements such as shareholder approval of possible performance goals, and objective quantification of those goals in advance. Stock options and stock appreciation rights available for award under the LTIP will be considered "qualified performance-based compensation" even if such awards vest solely due to the passage of time during the performance of services. Accordingly, if an award is not exempt from Section 162(m), income recognized on such award by a covered employee will be subject to the $1.0 million deduction limit on compensation.

In the case of performance-based awards granted to a covered employee that are not distributed until after the covered employee's termination of employment, the $1.0 million deduction limit will not apply and the award will be fully deductible. Performance awards may provide for accelerated vesting upon death, disability, or a change in control and still be considered exempt from the $1.0 million deduction limit. The LTIP is designed so that stock options, stock appreciation rights and performance-based restricted stock awards that are subject to performance goals may qualify as qualified performance-based compensation that is not subject to the $1.0 million deduction limit. The Company expects that the Committee will take these deduction limits into account in setting the size and the terms and conditions of awards. However, the Committee may decide to grant awards that result in executive compensation that exceeds the deduction limit.

Tax Advice. The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the LTIP. A participant may also be subject to state and local taxes in connection with the grant of awards under the LTIP. The Company suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Accounting Treatment

Under Financial Accounting Standards Board Accounting Standards Codification Topic 718, the Company is required to recognize compensation expense on its income statement over the requisite service period or performance period based on the grant date fair value of stock options and other equity-based compensation (such as restricted stock and stock appreciation rights).

Required Vote and Recommendation of the Board

We believe the LTIP is an effective means of aligning the interests of a broad range of employees with the interests of our shareholders. Shareholder approval of the LTIP must be by a majority of the votes cast at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE LTIP.

INDEPENDENT PUBLIC ACCOUNTANTS
 (Item 3 on Proxy)

At its meeting held on April 18, 2012, the Audit Committee appointed Crowe Horwath LLP to serve as the Company’s independent public accountants and auditors for the fiscal year ending December 31, 2012.  Crowe Horwath LLP has served as the Company’s independent public accountants and auditors since the 1995 fiscal year.

Representatives of Crowe Horwath LLP are expected to be present at the annual meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

Audit Fees
Audit fees and expenses billed to the Company by Crowe Horwath LLP for the audit of the Company's financial statements for the fiscal years ended December 31, 2011 and December 31, 2010, and for review of the Company's financial statements included in the Company's quarterly reports on Form 10-Q, are as follows:

Fiscal 2011	Fiscal 2010
$ 225,000	$ 255,000

Audit Related Fees
Audit related fees and expenses billed to the Company by Crowe Horwath LLP for years 2011 and 2010 for services related to the performance of the audit or review of the Company's financial statements that were not included under the heading "Audit Fees", are as follows:

Fiscal 2011	Fiscal 2010
$ 59,523	$ 40,828

Tax Fees
Tax fees and expenses billed to the Company by Crowe Horwath LLP for fiscal years 2011 and 2010 for services related to tax compliance, tax advice and tax planning, consisting primarily of preparing the Company's federal and state income tax returns for the previous fiscal periods and inclusive of expenses are as follows

Fiscal 2011	Fiscal 2010
$ 79,080	$ 73,030

All Other Fees
Fees and expenses billed to the Company by Crowe Horwath LLP for all other services provided during fiscal years 2011 and 2010 are as follows:

Fiscal 2011	Fiscal 2010
$ 8,090	$ 0

In 2004, the Audit Committee established a policy whereby the independent auditor is required to seek pre-approval by the Committee of all audit and permitted non-audit services by providing a prior description of the services to be performed and specific estimates for each such service.

The Audit Committee approved all of the services performed by Crowe Horwath LLP during fiscal 2011.

The Audit Committee of the Board of Directors has considered whether the provision of non-audit services described above is compatible with maintaining the independent accountant’s independence.

The Company’s Board of Directors recommends that shareholders vote "FOR" ratification of the appointment of Crowe Horwath LLP as the Company's independent accountants for the 2012 fiscal year.

The appointment of Crowe Horwath LLP will be deemed ratified if votes cast in favor of the proposal exceed votes cast against it.  Abstentions will not be counted as votes cast either for or against the proposal.

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION
 (Item 4 on Proxy)

As described above in the “Compensation Discussion and Analysis” section beginning on page 15 and in the compensation tables beginning on page 22 of this proxy statement, the Company’s compensation programs are designed to:

•	attract and retain qualified individuals of high integrity;
•	motivate them to achieve the goals set forth in the Company’s business plan
•	link executive and stockholder interests through incentive-based compensation
•	enhance the Company’s performance, measured by both short-term and long-term achievements.

We believe that our compensation policies and procedures are competitive, are focused on pay for performance principles and are strongly aligned with the long-term interests of our shareholders. We also believe that both the Company and shareholders benefit from responsive corporate governance policies and constructive and consistent dialogue. In connection with our participation in the U.S. Treasury’s Capital Purchase Plan, we are required to submit a proposal allowing our shareholders to cast an advisory vote on our compensation program at the annual meeting of shareholders. This proposal, commonly known as a “Say-on-Pay” proposal, gives you, as a shareholder of Premier Financial Bancorp, Inc., an opportunity to endorse or not endorse the compensation we pay to our named executive officers through the following resolution:

“RESOLVED, that the shareholders of Premier Financial Bancorp, Inc. approve the compensation of its executive officers included in the Summary Compensation Table in this Proxy Statement, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding the compensation of the named executive officers (together with the accompanying narrative disclosure) contained in this Proxy Statement.”

Under the ARRA, your vote is advisory and will not be binding upon our Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.  We believe that both the Company and its shareholders benefit from maintaining a constructive dialogue with its shareholders. This proposal is only one part of our corporate governance program and practices that maintain this dialogue with our shareholders and our commitment to the creation of long-term shareholder value.

The Company’s Board of Directors recommends that shareholders vote "FOR" the resolution to approve the compensation of named executive officers employed by the Company as described in the Compensation Discussion and Analysis and accompanying tables beginning on page 15.

The Company’s executive compensation disclosed in this proxy statement will be approved if votes cast in its favor of the proposal exceed votes cast against it.  Abstentions will not be counted as votes cast either for or against the proposal.

CODE OF ETHICS

The Board of Directors adopted a Code of Business Conduct and Ethics on November 19, 2003 that applies to all of the Company's officers, directors and employees and a Code of Ethics for the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Chief Accounting Officer which supplements our Code of Business Conduct and Ethics (collectively the "Codes") which are intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws.  We have filed copies of the Codes with the SEC as an exhibit to our December 31, 2003 annual report on Form 10-K.

SHAREHOLDER PROPOSALS

Any shareholder proposal intended to be presented at the 2013 Annual Meeting of Shareholders must be received by the Company by January 17, 2013 in order to be considered for inclusion in the Proxy Statement for the 2013 Annual Meeting of Shareholders.  In addition, the proxy solicited by the Board of Directors for the next annual meeting of shareholders will confer discretionary authority to vote on any shareholder proposal presented at the meeting, unless the Company is provided with notice of such proposal no later than April 2, 2013  However, even if notice is timely received, the proxies may nevertheless be entitled to exercise discretionary authority on the matter to the extent permitted by Securities and Exchange Commission regulations.

OTHER MATTERS

The only matters to be considered at the meeting or any adjournment thereof, so far as known to the Board of Directors, are those set forth in the Notice of Annual Meeting of Shareholders and routine matters incident to the conduct of the meeting.  However, if any other matters should properly come before the meeting or any adjournment thereof, the Board of Directors intends that the persons named in the accompanying proxy form, or their substitutes, will vote the shares represented by such proxy form in accordance with their best judgment on such matters.

By Order of the Board of Directors,

/s/ Toney K. Adkins
Toney K. Adkins
                           Assistant Secretary

Huntington, West Virginia
May 17, 2012

ANNEX A

PREMIER FINANCIAL BANCORP, INC.
2012 LONG TERM INCENTIVE PLAN

SECTION 1
GENERAL

1.1.           PURPOSE. The Premier Financial Bancorp, Inc. 2012 Long Term Incentive Plan (the "Plan") has been established by Premier Financial Bancorp, Inc. (the "Company") to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation; and (iv) align the interests of Participants with those of the Company's shareholders.

1.2.           PARTICIPATION. Subject to the terms and conditions of the Plan, the Compensation Committee of the Company's Board of Directors shall determine and designate, from time to time, from among the Eligible Individuals, those persons who will be granted one or more Awards under the Plan, and thereby become "Participants" in the Plan.

1.3.           OPERATION, ADMINISTRATION, AND DEFINITIONS. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 4 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 8 of the Plan).

SECTION 2
OPTIONS AND SARS

2.1.           DEFINITIONS.

(a)           The grant of an "Option" entitles the Participant to purchase shares of Stock at an Exercise Price and during a specified time established by the Committee. Any Option granted under this Section 2 may be either a non-qualified option (an "NQO") or an incentive stock option (an "ISO"), as determined in the discretion of the Committee. An "NQO" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code. An "ISO" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code.

(b)           A stock appreciation right (an "SAR") entitles the Participant to receive, in cash or Stock (as determined in accordance with subsection 2.5), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) an Exercise Price established by the Committee.

2.2.           EXERCISE PRICE. The "Exercise Price" of each Option and SAR granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; except that the Exercise Price shall not be less than the closing price of a share of Stock on the date of grant as reported on the composite tape for securities listed on the stock exchange listing the Company's Stock (which at the present time is the NASDAQ Global Market) (or if no sales of stock were made on said exchange on such date, on the next preceding day on which sales were made on such exchange).

2.3.           EXERCISE. An Option and an SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.  Subject to Section 4.18, each Option shall expire at such time as is determined by the Committee at the time of grant; provided, however, that no Option shall be exercised later than the tenth (10th) anniversary of its Grant Date.

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2.4.           PAYMENT OF OPTION EXERCISE PRICE.  The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

         (a)  Subject to the following provisions of this subsection 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.4(c), payment may be made as soon as practicable after the exercise).

(b)           The Exercise Price shall be payable in cash or by tendering, by either actual delivery of shares or by attestation, shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

(c)           The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

(d)           The Company may permit a Participant to elect to have the Exercise Price (and related tax withholdings) withheld from the number of shares to be acquired upon exercise of the Option, such that the Company shall remit to the Participant the net number of whole shares from such exercise, rounded down to the nearest whole share.

2.5.           SETTLEMENT OF AWARD. Settlement of Options and SARs is subject to subsection 4.7.

       2.6.           NO REPRICING, CANCELLATION, OR RE-GRANT OF OPTIONS.  Except as provided in Section 4.2(f), the Exercise Price for any outstanding Option granted under the Plan may not be decreased after the date of grant. In addition, an outstanding Option granted under the Plan may not be surrendered to the Company as consideration in exchange for the grant of a new Option with a lower exercise price.

2.7           LIMITS ON ISO.  The aggregate Fair Market Value of shares covered by ISOs granted under this Plan or any other stock option plan of the Company or any Subsidiary that become exercisable for the first time by any Participant in any calendar year shall not exceed $100,000.  The aggregate Fair Market Value will be determined at the Grant Date.  An Incentive Stock Option shall not be granted to any Participant who, on the Grant Date, owns shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary.

SECTION 3
OTHER STOCK AWARDS

3.1.           DEFINITIONS.

(a)           A "Stock Unit" Award is the grant of a right to receive shares of Stock in the future.

(b)           A "Performance Share" Award is a grant of a right to receive shares of Stock or Stock Units which is contingent on the achievement of performance or other objectives during a specified period.

(c)           A "Performance Unit" Award is a grant of a right to receive a designated dollar value amount of Stock which is contingent on the achievement of performance or other objectives during a specified period.

(d)           A "Restricted Stock" Award is a grant of shares of Stock, and a "Restricted Stock Unit" Award is the grant of a right to receive shares of Stock in the future, with such shares of Stock or right to future delivery of such shares of Stock subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

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3.2.           RESTRICTIONS ON AWARDS. Each Stock Unit Award, Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award, and Performance Unit Award shall be subject to the following:

(a)           Any such Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine. Unless the Committee provides otherwise in the grant agreement, (i) unvested Restricted Stock Awards and Performance Share Awards shall not have the right to vote and shall not receive dividends; and (ii) unvested Restricted Stock Unit Awards and Performance Unit Awards shall not receive dividend equivalent units.

(b)           If the right to become vested in a Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award or Performance Unit Award is conditioned on the completion of a specified period of service with the Company or the Subsidiaries, without achievement of Performance Measures or other performance objectives being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service for full vesting of the Award shall be not less than three years (provided that the required period for full vesting shall, instead, not be less than two years in the case of annual incentive deferrals payable in restricted shares) (subject to acceleration of vesting, to the extent permitted by the Committee, in the event of the Participant's death, disability, retirement, change in control or involuntary termination). Awards to Directors may vest immediately.

     (c)   The Committee may designate whether any such Award being granted to any Participant is intended to be "performance-based compensation" as that term is used in section 162(m) of the Code. Any such Awards designated as intended to be "performance-based compensation" shall be conditioned on the achievement of one or more Performance Measures, to the extent required by Code section 162(m). The Performance Measures that may be used by the Committee for such Awards shall be based on any one or more of the following Company, Subsidiary, operating unit or division performance measures, as selected by the Committee: cash flow; earnings; earnings per share; market value added or economic value added; profits; return on assets; return on equity; return on investment; revenues; stock price; or total shareholder return. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders' equity and/or shares outstanding, investments or to assets or net assets. For Awards under this Section 3 intended to be "performance-based compensation," the grant of the Awards and the establishment of the Performance Measures shall be made during the period required under Code section 162(m).

SECTION 4
OPERATION AND ADMINISTRATION

4.1.           EFFECTIVE DATE. The Plan shall be effective as of June 20, 2012 (the "Effective Date"). The Plan shall be ten (10) years in duration. No Awards may be granted under the Plan on or after the ten-year anniversary of the date on which the Plan was adopted.

4.2           The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

(a)           The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares (to the extent permitted by law), including shares purchased in the open market or in private transactions.

(b)           Subject to the following provisions of this subsection 4.2, the maximum number of shares of Stock reserved for issuance and that may be delivered to Participants and their beneficiaries under the Plan shall be 500,000 shares of Stock.  All of the available shares may, but need not, be issued pursuant to the exercise of ISOs.

(c)           To the extent provided by the Committee, any Award may be settled in cash rather than Stock. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

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(d)           If the exercise price of any stock option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery, attestation or withholding by the Company), only the number of whole shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(e)           Subject to paragraph 4.2(f), the maximum number of each type of Award offered under the Plan (i.e., Options, SARs, Restricted Stock Award, Performance Share Award, Restricted Stock Units, and Performance Units) that may be covered by Awards granted to any one individual shall be 30,000 shares during any calendar year.

(f)           If any change in corporate capitalization, such as a stock split, reverse stock split, or stock dividend; or any corporate transaction such as a reorganization, reclassification, merger or consolidation or separation, including a spin-off, of the Company or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company's corporate structure, or any distribution to shareholders (other than a cash dividend that is not an extraordinary cash dividend) results in the outstanding shares of Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares or other securities of the Company, or for shares of stock or other securities of any other corporation (or new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding shares of Stock), or a material change in the market value of the outstanding shares of Stock as a result of the change, transaction or distribution, then equitable adjustments shall be made by the Committee, as it determines are necessary and appropriate, in:

(i)	the number and type of Shares (or other property) with respect to which Awards may be granted;

(ii)	the number and type of Shares (or other property) subject to outstanding Awards;

(iii)	the grant or Exercise Price with respect to outstanding Awards; and

(iv)	the terms, conditions or restrictions of outstanding Awards and/or Award agreements;

provided, however, that all such adjustments made in respect of each ISO shall be accomplished so that such Option shall continue to be an incentive stock option within the meaning of Section 422 of the Code. However, in no event shall this paragraph (f) be construed to permit a modification (including a replacement) of an Option or SAR if such modification either: (i) would result in accelerated recognition of income or imposition of additional tax under Code section 409A; or (ii) would cause the Option or SAR subject to the modification (or cause a replacement Option or SAR) to be subject to Code section 409A, provided that the restriction of this clause (ii) shall not apply to any Option or SAR that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Code section 409A.

4.3.           GENERAL RESTRICTIONS. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)           Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of I933), and the applicable requirements of any securities exchange or similar entity.

(b)           To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

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4.4.           TAX RESTRICTIONS.

        (a)   All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns, or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan.

(b)           Subsections 4.5, 4.6 and 4.7 shall be subject to the following:

(i)           Subsection 4.5 shall not be construed to permit the grant of a replacement Option or SAR if such action would cause the Option or SAR being granted or the option or stock appreciation right being replaced to be subject to Code section 409A, provided that this paragraph (i) shall not apply to any Option or SAR (or option or stock appreciation right granted under another plan) being replaced that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Code section 409A.

(ii)           Except with respect to an Option or SAR that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Code section 409A, no Option or SAR shall condition the receipt of dividends with respect to an Option or SAR on the exercise of such Award, or otherwise provide for payment of such dividends in a manner that would cause the payment to be treated as an offset to or reduction of the exercise price of the Option or SAR pursuant to Treas. Reg. § 1.409A-1(b)(5)(i) (E).

(iii)           Neither subsection 4.5, 4.6 nor 4.7 shall be construed to permit a modification of an Award, or to permit the payment of a dividend or dividend equivalent, if such actions would result in accelerated recognition of taxable income or imposition of additional tax under Code section 409A.

(iv)           Except for Options and SARs designated at the time of grant or otherwise as intended to be subject to Code section 409A, subsections 4.5, 4.6, and 4.7 shall not be construed to permit the deferred settlement of Options or SARs, if such settlement would result in deferral of compensation under Treas. Reg. §1.409A-1(b)(5)(i)(A)(3).

(c)           To the extent there is a conflict between the provisions of the Plan relating to compliance with Code section 409A and the provisions of any Award agreement issued under the Plan, the provisions of the Plan control. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to an Award that is subject to Code section 409A to the extent such discretionary authority would conflict with Code section 409A. In addition, to the extent required to avoid a violation of the applicable rules under Code section 409A by reason of Code section 409A(a)(2)(B)(i), any payment under an Award shall be delayed until the earliest date of payment that will result in compliance with the rules of Code section 409A(a)(2)(B)(i) (regarding the required six-month delay for distributions to specified employees that are related to a separation from service). In the event that any Award shall be deemed not to comply with Code section 409A, then neither the Company, the Board of Directors, the Committee nor its or their designees or agents, nor any of their affiliates, assigns or successors (each a "protected party") shall be liable to any Award recipient or other person for actions, inactions, decisions, indecisions or any other role in relation to the Plan by a protected party if made or undertaken in good faith or in reliance on the advice of counsel (who may be counsel for the Company), or made or undertaken by someone other than a protected party.  To the extent that amounts payable under this Plan are subject to Code Section 409A, the Plan is intended to comply with such Code Section 409A and official guidance issued thereunder.  Notwithstanding anything herein to the contrary, the Plan shall be interpreted, operated and administered in a manner consistent with this intention.

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4.5.           GRANT AND USE OF AWARDS. Subject to subsection 4.4: In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations. Notwithstanding the provisions of subsection 2.2, Options and SARs granted under the Plan in replacement for awards under plans and arrangements of the Company, Subsidiaries, or other companies that are assumed in business combinations may provide for exercise prices that are less than the Fair Market Value of the Stock at the time of the replacement grants, if the Committee determines that such exercise price is appropriate to preserve the economic benefit of the award and that it will not impair the exemption of the Options or SARS from Code section 409A (unless the Committee clearly and expressly foregoes such exemption at the time the Options or SARs are granted).

4.6.           DIVIDENDS AND DIVIDEND EQUIVALENTS. Subject to subsection 4.4 and 3.2(a): An Award may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and shall be settled in cash. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

4.7.           SETTLEMENT AND PAYMENTS. Subject to subsection 4.4: Awards may be settled through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents. Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

4.8.           TRANSFERABILITY. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

4.9.           FORM AND TIME OF ELECTIONS. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

4.10.           AGREEMENT WITH COMPANY. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to in the Plan as an "Award Agreement" regardless of whether any Participant signature is required.

4.11.           ACTION BY COMPANY OR SUBSIDIARY. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more non-employee members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company, or by any employee of the Company or any Subsidiary who is delegated by the board of directors authority to take such action.

4.12.           GENDER AND NUMBER. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

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Annex A - Continued

4.13.           LIMITATION OF IMPLIED RIGHTS.

        (a)   Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b)           The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee or other individual the right to be retained in the employ of the Company or any Subsidiary or the right to continue to provide services to the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

4.14.           EVIDENCE. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

4.15           A.           CLAWBACK – SARBANES-OXLEY ACT. If, in the opinion of the independent directors of the Board (the "independent directors") the Company's financial results are restated due to intentional misconduct by one or more Specified Executive Officers of the Company (as defined below), then the independent directors shall use their best efforts to remedy the misconduct and prevent its recurrence. In determining what remedies to pursue against any individual Specified Executive Officer the independent directors shall consider all relevant facts and circumstances.

(a)           To the extent practicable under applicable law, the independent directors may require one or more of the following remedies:

(i)           Reimbursement of the gross amount of any bonus or incentive compensation paid to such Specified Executive Officer that were subsequently reduced due to the restatement (the "original financial results");

(ii)           Cancellation of outstanding any Awards granted under this Plan to such Specified Executive Officer; and/or

(iii)           Reimbursement of any gains realized in the exercise of Options, vesting of or open market sales of vested, Restricted Stock Awards or Performance Share Awards, payment of any Restricted Stock Units, Performance Share Units or SARs granted to such Specified Executive Officer, regardless of when issued.

If, and to the extent that (i) the amount of the bonus or incentive compensation was calculated based on achievement of the original financial results; (ii) the Specified Executive Officer engaged in intentional misconduct that caused or partially caused the need for the restatement; and (iii) the amount of the bonus or incentive compensation, as calculated under the restated financial results, is less than the amount actually paid or awarded under the original financial results.

(b)           In addition the independent directors may take other disciplinary action, including, without limitation, (i) adjustment of future compensation of the Specified Executive Officer; (ii) termination of the Specified Executive Officer's employment; (iii) pursuit of any and all remedies available in law and/or equity; and (iv) pursuit of such other action as may fit the circumstances of the particular case. The independent directors may take into account penalties or punishments imposed by third parties, such as law enforcement agencies, regulators or other authorities. The independent directors' power to determine the appropriate punishment for the wrongdoer(s) is in addition to, and not in replacement of, remedies imposed by such entities.

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Annex A - Continued

(c)           The term "Specified Executive Officer" means the Company's Chief Executive Officer, Chief Financial Officer and the other executive officers who are eligible to participate in this Plan.

(d)           This Section 4.15 shall apply in addition to any right of recoupment against the Chief Executive Officer and the Chief Financial Officer under Section 304 of the Sarbanes-Oxley Act of 2002.

(B)           TARP CLAWBACK. The Company shall require a Senior Executive Officer and the next twenty (20) most highly compensated employees to disgorge bonuses or other incentive or equity based compensation received during any part of any fiscal year that was a TARP period if such bonus or compensation was based on materially inaccurate financial statements (which includes, but is not limited to, statements of earnings, revenues or gains) or any other materially inaccurate performance metric criteria.   The operation of this paragraph shall be in accordance with the provisions of Section 111 of the Emergency Economic Stabilization Act of 2008 (“EESA”), the American Recovery and Reinvestment Act of 2009 (“ARRA”) and 31 C.F.R. Part 30, Interim Final Rule Section 30.8.

(C)           CLAWBACK - SECTION 954 OF DODD-FRANK ACT.  The Company shall require each current and former executive officer to disgorge bonuses or other incentive or equity-based compensation received within 36 months prior to the public release of the restatement of financial information due to material noncompliance with the financial reporting requirements under federal securities laws.  The amount to be recovered shall be the percentage of incentive compensation, including equity awards, in excess of what would have been paid without the restated results.  The operation of this paragraph shall be in accordance with the provisions of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any applicable guidance.

4.16           SEVERABILITY.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

4.17           GOVERNING LAW.  To the extent not preempted by Federal law, the Plan, and all agreements under the Plan, shall be governed by, and construed in accordance with, the laws of the Commonwealth of Kentucky without regard to its conflict of law rules.

4.18           TERMINATION OF EMPLOYMENT.  If the employment of a Participant is terminated for Cause, all then outstanding Options and Awards of such Participant, whether or not exercisable, shall terminate immediately.  If the employment of a Participant is terminated for any reason other than for Cause, death, Disability or Retirement, to the extent then outstanding Options of such Participant are exercisable, such Options may be exercised by such Participant or his personal representative at any time prior to the earlier of the expiration date of the Options or the date that is ninety (90) days after the date of such termination of employment.  In the event of the Disability or Retirement of a Participant, to the extent then outstanding Options of such Participants are exercisable, such Options may be exercised by the Participant (a) in the case of NQOs, within one (1) year after the date of Disability or Retirement and (b) in the case of ISOs, within ninety (90) days after Disability or Retirement; provided, however, that no such Options may be exercised on a date subsequent to their expiration.  In the event of the death of a Participant while employed by the Company or a Subsidiary, all then outstanding Options of such Participant shall become fully vested and immediately exercisable, and may be exercised at any time within one (1) year after the date of death or determination of Disability; provided, however, that no such Options may be exercised on a date subsequent to their expiration.  Options may be exercised as provided in this Section 4.18 (a) in the event of the death of a Participant, by the person or persons to whom rights pass by will or by the laws of descent and distribution, or if appropriate, the legal representative of his estate and (b) in the event of the Disability of a Participant, by the Participant, of if such Participant is incapacitated, by his legal representative.

SECTION 5
CHANGE IN CONTROL

Subject to the provisions of paragraph 4.2(f) (relating to the adjustment of shares), and except as otherwise provided in the Plan or the Award Agreement reflecting the applicable Award, the Committee may provide under the terms of any Award that upon the occurrence of a Change in Control:

(a)           All outstanding Options (regardless of whether in tandem with SARs) shall become fully exercisable.

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Annex A - Continued

(b)           All outstanding SARs (regardless of whether in tandem with Options) shall become fully exercisable.

(c)           All Stock Units, Restricted Stock, Restricted Stock Units, and Performance Shares (including any Award payable in Stock which is granted in conjunction with a Company deferral program) shall become fully vested.

Notwithstanding anything in this Plan or any Award agreement to the contrary, to the extent any provision of this Plan or an Award agreement would cause a payment of deferred compensation that is subject to Code section 409A to be made upon the occurrence of a Change in Control, then such payment shall not be made unless such Change in Control also constitutes a "change in ownership", "change in effective control" or "change in ownership of a substantial portion of the Company's assets" within the meaning of Code section 409A. Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Change in Control.

To the extent that any Award hereunder constitutes a golden parachute payment during the TARP period as defined in the Interim Final Rule (31 C.F.R. Part 30), or then applicable guidance under EESA and ARRA, the amount of the Award shall be reduced, without requiring the consent of the affected Participant to ensure that no golden parachute payment is made to a Participant who is a Senior Executive Officer or any of the next five most highly compensated employees.  After termination of the TARP period, then except with the consent of the affected Participant, no reductions shall be made to any Award hereunder in order to avoid "excess parachute payments" under Code section 280G.

SECTION 6
COMMITTEE

6.1.           ADMINISTRATION. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Section 6. The Committee shall be selected by the Board, and shall consist solely of two or more non-employee members of the Board. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. As of the date this Plan is adopted, the Committee shall mean the Compensation Committee of the Board of Directors.

6.2.           POWERS OF COMMITTEE. The Committee's administration of the Plan shall be subject to the following:

(a)           Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 7) to cancel or suspend Awards.

(b)           To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(c)           The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d)           Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e)           In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, and applicable state corporate law.

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Annex A - Continued

6.3.           DELEGATION BY COMMITTEE. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Until action to the contrary is taken by the Board or the Committee, the Committee's authority with respect to Awards and other matters concerning Participants below the Executive Officer level is delegated to the Chief Executive Officer or the Chief Financial Officer of the Company.

6.4.           INFORMATION TO BE FURNISHED TO COMMITTEE. The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee's or Participant's employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

6.5           MISCONDUCT. If the Committee determines that a present or former employee has (i) used for profit or disclosed to unauthorized persons, confidential or trade secrets of Company; (ii) breached any contract with or violated any fiduciary obligation to Company; or (iii) engaged in any conduct which the Committee determines is injurious to the Company, the Committee may cause that employee to forfeit his or her outstanding awards under the Plan, provided, however, that during the pendency of a Potential Change in Control and as of and following the occurrence a Change in Control, no outstanding awards under the Plan shall be subject to forfeiture pursuant to this Section 6.5.

A "Potential Change in Control" shall exist during any period in which the circumstances described in items (i), (ii), (iii) or (iv), below, exist (provided, however, that a Potential Change in Control shall cease to exist not later than the occurrence of a Change in Control):

(i)           The Company or any successor or assign thereof enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; provided that a Potential Change in Control described in this item (i) shall cease to exist upon the expiration or other termination of all such agreements.

(ii)           Any Person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; provided that a Potential Change in Control described in this item (ii) shall cease to exist upon the withdrawal of such intention, or upon a reasonable determination by the Board that there is no reasonable chance that such actions would be consummated.

(iii)           Any Person, other than by descent, distribution or will, becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or any of its affiliates). However, a Potential Change in Control shall not be deemed to exist by reason of ownership of securities of the Company by any person, to the extent that such securities of the Company are acquired pursuant to a reorganization, recapitalization, spin-off or other similar transactions (including a series of prearranged related transactions) to the extent that immediately after such transaction or transactions, such securities are directly or indirectly owned in substantially the same proportions as the proportions of ownership of the Company's securities immediately prior to the transaction or transactions.

(iv)           The Board adopts a resolution to the effect that, for purposes of this Plan, a potential change in control exists; provided that a Potential Change in Control described in this item (iv) shall cease to exist upon a reasonable determination by the Board that the reasons that give rise to the resolution providing for the existence of a Potential Change in Control have expired or no longer exist.

Annex A - Page 10

Annex A - Continued

SECTION 7
AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Plan, provided that (i) no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; (ii) no amendments may increase the limitations on the number of shares set forth in subsections 4.2(b) and 4.2(e) or decrease the minimum Option or SAR Exercise Price set forth in subsection 2.2 unless any such amendment is approved by the Company's shareholders; (iii) the provisions of subsection 2.6 (relating to Option repricing) may not be amended, unless any such amendment is approved by the Company's shareholders; (iv) no amendment may expand the definition of Eligible Individual in subsection 8(e), unless any such amendment is approved by the Company's shareholders; (v) no amendment may decrease the minimum restriction or performance period set forth in subsection 3.2(b), unless any such amendment is approved by the Company's shareholders; (vi) adjustments pursuant to subsection 4.2(f) shall not be subject to the foregoing limitations of this Section 7; and (vii) no amendment or termination shall be adopted or effective if it would result in accelerated recognition of income or imposition of additional tax under Code section 409A or, except as otherwise provided in the amendment, would cause amounts that were not otherwise subject to Code section 409A to become subject to section 409A.

SECTION 8
DEFINED TERMS

In addition to the other definitions contained herein, the following definitions shall apply:

(a)           AWARD. The term "Award" shall mean any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Unit Awards, and Performance Share Awards.

(b)           BOARD. The term "Board" shall mean the Board of Directors of the Company.

(c)   CAUSE.  “Cause” has the meaning assigned such term in the employment agreement, if any, between a Participant and the Company or a Subsidiary, or if there is no such employment agreement in which such term is defined, and unless otherwise defined in the applicable Award certificate, “Cause” means any of the following acts by the Participant, as determined by the Board: (1) continued neglect in the performance of duties assigned to the Participant (other than for a reason beyond the control of the Participant) or repeated unauthorized absences by the Participant during scheduled work hours; (2) the Participant’s egregious and willful misconduct, including dishonesty, fraud or continued intentional violation of Company or Subsidiary policies and procedures which is reasonably determined to be detrimental to the Company or a Subsidiary; (3) the Participant’s final conviction of a felonious crime; or (4) the Participant’s repeated material failure to meet reasonable performance criteria as established by the Company or a Subsidiary and communicated to the Participant.

(d)           CHANGE IN CONTROL. Except as otherwise provided by the Committee, a "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(i)           any Person, other than by descent, distribution or will, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (I) of paragraph (iii) below; or

(ii)           the following individuals cease for any reason to constitute a majority of the number of directors then serving; individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company), whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

Annex A - Page 11

Annex A - Continued

(iii)           there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary with any other corporation, other than (I) a merger or consolidation immediately following which those individuals who immediately prior to the consummation of such merger or consolidation, constituted the Board, constitute a majority of the board of directors of the Company or the surviving or resulting entity or any parent thereof, or (II) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities.

Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

"Affiliate" shall have the meaning set forth in Rule 12b-2 under Section 12 of the Exchange Act.

"Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person shall not be deemed to be the Beneficial Owner of any securities which are properly filed on a Form 13-G.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

"Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13 (d) and 14(d) thereof, except that such term shall not include (i) Company or any of its Affiliates; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of Company or any of its subsidiaries; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) a corporation owned, directly or indirectly, by the stockholders of Company in substantially the same proportions as their ownership of stock of Company.

(e)           CODE. The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(f)           DISABILITY.  “Disability” shall mean a physical or mental infirmity that the Committee determines impairs the Participant’s ability to perform substantially his or her duties for a period of 180 consecutive days.

(g)           ELIGIBLE INDIVIDUAL. For purposes of the Plan, the term "Eligible Individual" shall mean any employee of the Company or a Subsidiary. An Award may be granted to an employee, in connection with hiring, retention or otherwise, prior to the date the employee first performs services for the Company or the Subsidiaries, provided that such Awards shall not become vested prior to the date the employee first performs such services.

(h)           FAIR MARKET VALUE. For purposes of determining the "Fair Market Value" of a share of Stock as of any date, Fair Market Value shall mean the following:

(i)           the final reported sales price on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the shares of Stock are listed or admitted to trading, as of the close of the market in New York City and without regard to after-hours trading activity; or

(ii)           if the shares of Stock are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a share of Stock on such date, as of the close of the market in New York City and without regard to after-hours trading activity, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or

Annex A - Page 12

Annex A - Continued

(iii)           if (i) and (ii) are not applicable, the Fair Market Value of a share of Stock as the Committee may determine in good faith and in accordance with Code Section 422 and the applicable requirements of Code Section 409A and the regulations promulgated thereunder. For purposes of the exercise of a Stock Option, Fair Market Value on such date shall be the date a notice of exercise is received by the Company, or if not a day on which the market is open, the next day that it is open.

(i)           RETIREMENT.  “Retirement shall mean retirement by a Participant in accordance with the terms of the Company’s retirement policy applicable to employees of the Company or any Subsidiary.

(j)           SUBSIDIARIES. The term "Subsidiary" means any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has a significant interest, as determined in the discretion of the Committee; provided, however, that except for options and SARs designated as intended to be subject to section 409A, options and SARs shall not be granted to employees [or directors] of Subsidiaries unless the ownership of the Subsidiary satisfies Treas. Reg. §1.409A-1(b)(5)(iii).

(k)           STOCK. The term "Stock" shall mean shares of common stock of the Company.

Annex A - Page 13

REVOCABLE PROXY
PREMIER FINANCIAL BANCORP, INC.
ANNUAL MEETING OF SHAREHOLDERS
June 20, 2012
10:30 a.m. local time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

KNOW ALL MEN BY THESE PRESENTS, the undersigned shareholder of PREMIER FINANCIAL BANCORP, INC. (“Company”), Huntington, West Virginia, does hereby nominate, constitute and appoint

TONEY K. ADKINS and KEITH F. MOLIHAN

or any of them (with full power to act alone), my true and lawful attorney(s) and proxy(ies) with full power of substitution,     for me and in my name, place and stead, to vote all of the Common Stock of the Company standing in my name on its     books at the close of business on May 2, 2012, at the Annual Meeting of Shareholders to be held at the Pullman Plaza  Hotel, 1001 3rd Avenue, Huntington, West Virginia, on June 20, 2012, at 10:30 a.m. (eastern daylight time), and at any adjournment thereof, with all the powers the undersigned would possess if personally present as follows:

This proxy is solicited by the Board of Directors and will be voted as specified and in accordance with the accompanying proxy statement.  If no instruction is indicated, then the above named proxies, or any one of them,  will vote the shares represented “FOR” all of the nominees listed in Item #1, “FOR” Item #2, “FOR” Item #3 and  “FOR” Item 4 and in accordance with their discretion on any other business that may properly come before the meeting.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA
THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

                     FOLD AND DETACH HERE

PREMIER FINANCIAL BANCORP, INC. — ANNUAL MEETING, JUNE 20, 2012

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:

http://www.cfpproxy.com/4881

You can vote in one of three ways:

1.	Call toll free 1-888-296-0156 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at http://www.rtcoproxy.com/pfbi and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

☒	PLEASE MARK VOTES	REVOCABLE PROXY	PROXY FOR 2012 ANNUAL MEETING OF SHAREHOLDERS
	AS IN THIS EXAMPLE	PREMIER FINANCIAL BANCORP, INC.
With- For All For hold Except
1.ELECTION OF DIRECTORS: To elect as directors the following nine (9) nominees:		☐ ☐ ☐	2.2012 LONG TERM INCENTIVE PLAN. To consider and approve the Company’s 2012 Long Term Incentive Plan.	For Against Abstain ☐ ☐ ☐
(01) Toney K. Adkins (04) Lloyd G. Jackson, II (07) Neal W. Scaggs	(02) Edsel R. Burns (05) Keith F. Molihan (08) Robert W. Walker	(03) Harry M. Hatfield (06) Marshall T. Reynolds (09) Thomas W. Wright	3.RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS. To ratify the appointment of Crowe Horwath, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2012.	For Against Abstain ☐ ☐ ☐
INSTRUCTION: To withhold authority to vote for any nominee (s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.
			4.ADVISORY (Non-Binding) PROPOSAL ON EXECUTIVE COMPENSATION. To consider and approve the Company’s executive compensation in an advisory vote.	For Against Abstain ☐ ☐ ☐

5.OTHER BUSINESS.
To transact such other matters as may properly be brought before the Annual Meeting or any adjournment thereof.  (The Board of Directors does not know of any such other matters).
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES LISTED IN ITEM 1, A VOTE “FOR” ITEM 2, A VOTE “FOR” ITEM 3, AND A VOTE “FOR” ITEM 4.
Information regarding the matters to be acted upon at the meeting is contained in the Notice of Annual Meeting of Shareholders and the Proxy Statement accompanying this proxy.

Please be sure to date and sign this proxy card in the box below.		Date
			If your address has changed please mark here and correct the address below.	☐
Stockholder sign above Co-holder (if any) sign above
Please sign exactly as your name(s) appear(s) on your stock certificate(s).  When signing as attorney, executor, administrator, trustee or guardian, please give full title.  If more than one trustee, all should sign. All joint owners must sign.

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

Ã If voting by mail please fold and detach above card, sign, date and mail in postage paid envelope provided. Ã
PREMIER FINANCIAL BANCORP, INC. HUNTINGTON, WEST VIRGINIA

PROXY VOTING INSTRUCTIONS
Shareholders of record have three ways to vote:
1. By Mail; or
2. By Telephone (using a Touch-Tone Phone); or 3. By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., June 20, 2012. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., June 20, 2012. 1-888-296-0156	Vote by Internet anytime prior to 3 a.m., June 20, 2012 go to http://www.rtcoproxy.com/pfbi

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE ANNUAL MEETING MATERIALS:  http://www.cfpproxy.com/4881

Your vote is important!